                                                                     Exhibit 1.1

          IN THE HIGH COURT OF JUDICATURE : ANDHRA PRADESH AT HYDERABAD
                      ORDINARY ORIGINAL CIVIL JURISDICTION
                    THURSDAY THE TWENTY SIXTH DAY OF OCTOBER
                    ONE THOUSAND NINE HUNDRED AND EIGHTY NINE
                                   : PRESENT :
                   THE HON'BLE MR. JUSTICE UPENDRALAL WAGHRAY
                   COMPANY PETITION NO. 50/1988 CONNECTED WITH
                         COMPANY APPLICATION NO. 89/1988

                 IN THE MATTER OF THE COMPANIES ACT (1 OF 1956)
                                       AND
                  IN THE MATTER OF THE BENZEX LABS LIMITED AND
                        DR. REDDY'S LABORATORIES LIMITED

Benzex Labs Limited, Represented by its Director, Sri. M.P Chary   Petitioner

                                       and

Dr. Reddy's Laboratories Limited                                   Respondent

      Petition U/s. 394 read with Sec. 391 (2) of the Companies Act 1956 of the Original side rules that this High Court may be pleased to (a) sanction by order the scheme, a copy of which is annexed hereby so as to bind all the members of the petitioner and all concern (b) or such other order may be made with premises as the court shall deem fit.

      This petition coming on for orders, upon reading the Judge's summon and the affidavit dated 26.8.1988 and filed by the petitioner herein in support of this petition and upon hearing the arguments of Mr. S. Parvatha Rao, Advocate for the petitioner and Addl. Standing Counsel for the Central Government and Official Liquidator, on behalf of the Respondent.

                      SCHEME OF ARRANGEMENT OF AMALGAMATION

THIS COURT DOTH ORDER AS FOLLOWS:

1. That this Court doth hereby sanction the scheme of arrangement of amalgamation, as per paras 1 to 20 of the petition herein scheduled hereto, and doth hereby declare the same to be binding on the transferor-company and the transferee-company.

2. That all the property, rights and powers of the transferor, company specified in the first, second and third parts of the scheduled company, be transferred, without further act or deed, to the transferee-company and accordingly the same shall pursuant to the Section 394 (2) of the Companies Act, 1956, be transferred to and vest in the transferee company for all the estate and interest of the transferor-company therein, but subject nevertheless to all charges now affecting the same (other than here set out any charges which, by virtue of the compromise or arrangement, are to case to have effect), and

3. That all the liabilities and duties of the transferor-company be transferred, without further act for deed to the transferee-company and accordingly the same shall, pursuant to Section 394 (2) of the Companies Act, 1956, transferred to and become the liabilities and duties of the transferee company; and

4. That all proceedings, now pending by a or against the transferor-company, by continued by or against the transferee-company.

5. That the transferee-company do without further application allot to such members of the transferor-company as have not given such notice of dissent as is required by Clauses - - of the compromise or arrangement herein the shares in the transferee-company to which they are entitled under the said compromise of arrangement.

6. That the transferor-company do within 14 days, after the date of this order, cause a certified company of his order to be delivered to the Registrar of Companies for registration and on such certified copy being so delivered the transferor-company shall be dissolved, ** and the Registrar of Companies shall place all documents, relating to the transferor-company, and registered with him on the file kept by him in relation to the transferee-company and the files, relating to the said two companies, shall be consolidated accordingly,

7. That the parties interested to the scheme of arrangement of amalgamation or other persons interested shall be at liberty to apply to this court for any directions that may be necessary in regard to the working of the Scheme;

8. That any person interested shall be at liberty to apply to the court in the above matters for any directions that may be necessary;

9.    That there be no order as to costs in both the petitions.

      Dated this Twenty Sixth Day of October, 1989.

                                                      Sd/-
                                            Addl. Deputy Registrar,
                                          High court of Andhra Pradesh
                                                   Hyderabad

(Annexure etc. enclosed)

1.    Report of the Chairman

2.    Scheme of arrangement of a Amalgamation.

To
1. The Director, Benzex Labs Limited, Hyderabad, 1-11-200, Begumpet, Hyhderabad - 16

2. The Chairman, Dr. Reddy's Laboratories, Limited, 1-11-200, Begumpet, Hyderabad - 16.

3.    The Official Liquidator, Hight Court of A.P. Hyderabad.

4.    The Registrar of companies, Andhra Pradesh, Hyderabad.

5.    The Section Officer, Original Side Section, High Court of A.P. Hyderabad.

6.    The Registrar, (Judicial) High Court of A.P., Hyderabad.

7.    One Spare Copy.

8.    One CD Copy.

          IN THE HIGH COURT OF JUDICATURE ANDHRA PRADESH : AT HYDERABAD
                     (ORDINARY ORIGINAL CIVIL JURISDICTION)

           TUESDAY THE TWENTIETH DAY OF JUNE ONE THOUSAND NINE HUNDRED
                                 AND NINETY FIVE

                                   : PRESENT :

                 THE HON'BLE MR. JUSTICE P. VENKATARAMANA REDDI

                      COMPANY PETITION NOS : 5 & 6 OF 1995

                                 CONNECTED WITH

                   COMPANY APPLICATION NOS : 252 & 253 OF 1994

                                 C.P. NO. 5/95 :

                 IN THE MATTER OF THE COMPANIES ACT (1 OF 1956)

                                       AND

                IN THE MATTER OF DR. REDDY'S LABORATORIES LIMITED


Between :
Dr. Reddy's Laboratories Limited
7-1-27. Ameerpet, Hyderabad - 500 016
rep. By its Managing Director

Sri M.P. Chary.                                             PETITIONER
                                                            (Transferee Company)


      Petition under Sec 394 of the Companies Act, 1956 read with Rule 79 of the Companies (Court) Rules, 1959 praying that this High Court may be pleased to that the said compromise or arrangement may be sanctioned by the Hon'ble Court so as to be binding on all the members of the petitioner company.

                                     *******

                         COMPANY PETITION NO. 6 OF 1995

                                 CONNECTED WITH

                       COMPANY APPLICATION NO. 253 OF 1994

                 IN THE MATTER OF THE COMPANIES ACT (1 OF 1956)

                                       AND

               IN THE MATTER OF M/s. Standard Equity Fund Limited


Between :
M/s. Standard Equity Fund Limited
6-3-927/D. Rajbhavan Road, Somajiguda,
Hyderabad, Rep. By its Director                                  Petitioner
Mr. K. Satish Reddy                                         (Transferor Company)

      Petition u/s 394 of the Company Act 1956 read with Rule 79 of the Companies (Court) Rules 1959 praying that this High Court may be pleased to order that the said compromise or arrangement may be sanctioned by the Hon'ble Court so as to be binding on all the members of the petitioner company.

      These petitions coming on for orders, upon reading the Judge's summons and the affidavits dated : 18-1-1995 and filed by M.P. CHARY (CP. 5/94) and K. SATISH REDDY (C.P. 6/94) in support of these petitions and the counter affidavits dated : 5-4-1995 and filed by S.N. JEYA and the report of the Official Liquidator in C.P. 6/94 and upon hearing the arguments of Mr. RAVI S., Advocate for the petitioner in both the petitions and of Mr. P. INNAYYA REDDY, Standing Counsel for Central Government.

The court made the following : JUDGEMENT :
                    (Company Petitions Nos. 5 and 6 of 1995)

      These Company Petitions are filed under Section 391 (2) and 394 of the Companies Act praying for sanction of a scheme or arrangement providing for amalgamation of M/s. Standard Equity Fund Limited (Petition in C.P. No. 6/94 hereinafter referred to as "the transferor Company) with Dr. Reddy's Laboratories Limited (Petitioner in C.P. No. 5/95 - hereinafter referred to as the transferee - company) with effect from 1.4.1994. The registered offices of both the Companies are situate at Hyderabad. It is stated that the transferor - Company and transferee - Company belong to the same group of Companies. The transferor - company was incorporated on 24.2.1984. The authorised capital of the transferor - Company is Rs.5 crores divided into 50 lakhs of equity shares of Rs.10/- each, the issued and paid up capital being Rs.2,63,06,250/- divided into 26,30,625 equity shares of Rs.10/- each. The principal object of the transferor - company as set out in the Memorandum and Articles, is to carry on business of investment in shares, stocks, bonds, debentures and securities of all kinds of well established and sound companies, to subscribe to capital issue of Joint Stock Companies to lend money on securities and to grant financial accommodation and advances, to act as finance brokers, commission agents and to deal in Government securities and to promote industrial finance deposits. It is also one of the main objects of the Company to manufacture and deal in all types of drugs, pharmaceuticals and chemicals and to carry on research and development of drugs and to run and maintain hospitals, diagnostic centres, etc.

      The transferee - Company was originally incorporated on 24th February 1984 as a Private Limited Company and later on it become a Limited Company on 6th December, 1985. A fresh certificate of incorporation was issued on account of the change of name as `Limited' instead of `Private Limited'. The authorised capital of the transferee - company as on 31st March 1984 was Rs.30 crores divided into 3 crores of equity shares of Rs.10/-* each, the issued, subscribed and paid up capital being Rs.65,57,700/- equity shares of Rs.10/- each. Subsequent to 31.3.1984, the capital structure of the Company had undergone a change and the authorised, issued subscribed and paid up capital as on date is as follows :

Authorised Capital :
3,00,00,000 equity Shares of Rs.10/- each            Rs.  30,00,00,000-00

Issued and Subscribed :
2,62,24,176 equity shares of Rs.10/- each             Rs. 26,22,41,760-00

Called up & Paid up :
2,39,74,176 equity shares of Rs.10/- each             Rs. 23,97,41,760-00

22,50,000 equity shares of Rs 1/- each                Rs.    22,50,000-00

                                                      -------------------
Total                                                 Rs. 24,19,91,760-00
                                                      -------------------

      The principal object of the transferee - Company as set out in the Memorandum of Association are to carry on the business of manufacture, sale export and import of all types of chemicals, drugs, pharmaceuticals and dyestuffs and other intermediaries; to carry on research and developmental activities, to invent new products as substitute for imported products and also to carry on the business of consultant Engineers in chemicals and pharmaceuticals.

      The latest annual reports pertaining to the year 1993-94 of both the Companies are filed. The financial position of the transferee-Company is sound and dividends are being declared on the shares. The transferor- Company is also running in profits and dividend has been declared. There are at least four common Directors in the two Companies.

      The reasons and justification for the scheme of amalgamation have been set out in paragraph 10 of the petition. It is stated that the transferor - Company and the transferee-Company belong to the same group of

Companies and the proposed amalgamation will result in combined operations being carried on more efficiently conveniently and economically by means of greater control and administrative convenience, pooling of marketing and technical expertise and economies in procurement, marketing and production facilities resulting in vital growth prospects of both the Companies.

      The salient features of the scheme are that with effect from the transfer date i.e 1-4-1994, the entire undertaking of the transferor- Company as a going concern, shall be deemed to have been transferred to and vested in the transferee-Company. The term `undertaking' includes all the properties and liabilities of the transferor-Company as on the transfer date and all rights, privileges, powers and authorities, licences and quotas and all amenities; all debts, liabilities, duties of transferor-Company and all other obligations of whatsoever nature including liabilities for payment of gratuity, pensionary benefits, Provident Fund or compensation. All the creditors of the transferor-Company shall become the creditors of the transferee-Company on the same terms and conditions and without the transferee-Company being required to extend further securities for the same. As from the transfer-date, the transferor-Company shall be deemed to have carried on and to be carrying on its business on behalf of and on account of the transferee-Company until such time as the amalgamation becomes effective. Subject to the provisions contained in the scheme, all contracts, deeds, bonds, agreements and other instruments to which the transferor-Company is a party subsisting or having effect immediately before the amalgamation shall be in full force and effect against or in favour of the transferee-Company and may be enforced as fully and as effectively as if the transferee-Company has been a party thereto. Any pending suit, appeal or other proceedings of whatsoever nature by or against the transferor-Company will not abate or in any way be prejudicially affected by reason of the transfer of the undertaking and such proceedings can be continued, prosecuted and enforced by or against the transferee-Company in the same manner and to the same extent as it could have been done by the transferor-Company. Upon the transfer of the undertaking and the amalgamation becoming effective in terms of the scheme, the transferee-Company shall issue at par and allot to the shareholders of the transferor-Company equity shares in the transferee-Company in the proporation of one fully paid up share of Rs.10/- each for every ten equity shares of the Rs.10/- each held by them in the transferor-Company. Equity shares of the transferee-Company to be issued to the shareholders of the transferor-Company shall rank pari passu in all respects with the existing equity shares in the transferee-Company except that they shall not be eligible for bonus or rights shares issued by the transferee-Company prior to the `effective date'. The equity shares to be issued to the shareholders of the transferor-Company will be entitled to dividend ranking pari passu to be paid or declared by the transferee-Company with respect to the financial year within which the effective date falls and during the subsequent years. The scheme is conditional upon certain approvals mentioned in Clause 14 of the scheme and the amalgamation shall be deemed to be effective on the date on which the last of such approvals shall have been obtain.

      On 24th September, 1994, the Board of Directors of the transferor-Company passed a resolution approving the scheme of amalgamation and authorising one of its Directors to take steps to carry the scheme into effect. On the same day, the Board of Directors of the transferee-Company also passed a resolution to the same effect.

      Pursuant to the orders passed in the Company Application No.253/94 a meeting of the equity shareholders of the transferor-Company was held on 24-12-1994 under the Chairmanship of Sri.Y. Ashok Raj, advocate appointed by this Court, after dispatch and publication of the notices in the newspapers. The Chairman has submitted the report according to which, 94.02% of the shareholders present either in person or by proxy whose share value is to the tune of Rs. 13,75,990/- (1,37,599 shares) voted in favour of the resolution. Only six shareholders whose value of shares is Rs. 87,450/- (8,745 shares) voted against the resolution. On the same day, i.e. 24-12-1994 a meeting of the shareholders of the transferee-Company was held under the Chairmanship of Sri. M. Sai Reddy, Advocate appointed by this Court pursuant to the order of this Court in C.A. 254/94 after due publications. 99.99% of the shareholders present in person or by proxy whose total value of shares was Rs. 6,62,72,540/- voted in favour of the resolution. Only six shareholders whose total value of shares is Rs. 8,500/- voted against the resolution. Thus an overwhelming majority of shareholders who attended the meeting supported the scheme of amalgamation.

      As far as the creditors of the Company is concerned, this Court did not direct a meeting of the creditors to be convened, obviously for the reason that the proposed merger of the transferor-Company does not affect the interests of the secured or unsecured creditors whose liabilities will have to be discharged by the transferee-Company without any further formalities or deeds as per the terms of the scheme. Having regard to the financial position of the transferee-Company, there could possibly be no apprehension that the prospects of recovery of loan, and advances will be jeopardy. In fact no creditor has come forward to file objection to the scheme or arrangement. The learned Counsel for the petitioners has categorically stated and assured the court that notwithstanding the dissolution and transferor of undertaking of transferor-Company, the securities and charges will remain in tact and can be enforced against the transferee-Company which is under an obligation to discharge the liabilities of transferor-Company as its own. However, by way of abundant caution, I direct that notwithstanding the amalgamation of the two Companies, the creditors of the transferor-Company can proceed against and recover their debts from the transferee-Company and the securities furnished and charges created by or against the transferor-Company can be enforced by the secured creditors to the same extent and in the same manner that could have been enforced against the transferor-Company if the amalgamation has not take place.

      It is stated that no proceedings are pending under Section 235 and 251 of the Companies Act.

      Notice of hearing of these Company Petitions was advertised in the daily news papers pursuant to the order of this Court dated 17-2-1995. No objections were received pursuant to the said advertisement. The Official Liquidator to whom notice was given under the second proviso to Sec. 394 (1) of the Companies Act, has reported that the records and books of accounts of the Company do not reveal anything to draw an inference that the affairs of the transferor-Company are being conducted in a manner prejudicial to the interests of its members or to public interest. The books of accounts were got scrutinized by a Chartered Accountant/Auditor who reported that the accounts are being maintained in accordance with law and accounting principles. The Auditor has not come across any acts of misfeasance by the Directors.

      The Official Liquidator has further reported that the share exchange ratio fixed under the scheme appears to be fair and reasonable. He also confirmed the fact that the latest balance-sheet reveals that the financial viability, liquidity and solvency of the transferor-Company was on the positive side and it is financially sound. He concluded that prima facie the affairs of the Company have not been conducted prejudicial to the interests of its members or public interest.

      In the two Company Petitions, notice was also sent to the Regional Director, Department of Company Affairs, southern Region, Madras. The Registrar of Companies has filed a counter. He pointed out that as per the valuation of the shares obtained by the petitioner from M/s C.C Chokshi & Co., Chartered Accountants, Bombay, the share exchange ratio adopted in the scheme is not fair to the members of the transferee-Company and that the fair exchange ration should be 3:50 or 6:100 as against 10:100 as proposed in the scheme. Secondly it is pointed out that the scheme is silent about the treatment of investment made by the transferor-Company in the capital of transferee-Company. As per the audited balance-sheet as on 31-3-1994, the transferor-Company is holding an investment of 200 equity shares of Rs. 10/- each in the capital of the transferee-Company.

      On 9-5-1995, I passed the following order after the petitions were reserved for consideration :

      "In view of the point made out by the Registrar of Companies that the share exchange ration is not fair and in view of the fact that the shareholders who attended the meeting constitutes a small percentage of the total body of shareholders, I consider it just and proper to direct the Board of Directors of the transferee-Company to reconsider their decision as to the quantum of shares to be allotted. The decision of the Board shall be filed before the Court within a week so that the same may be considered while disposing of the Company Petitions. The Board of Directors of the concerned Company or Companies will also make necessary provision for the treatment of the 200 equity shares held by the transferor-Company in the capital of the transferee-Company.

      Post the Company Petitions on 16th June 1995 for orders."

      An additional affidavit has been filed by Sri. M.P. Chary, vice Chairman of Dr. Reddy's Laboratories Limited, Hyderabad (transferee-Company) stating that in compliance of the direction of this Court, the Board of Directors of the Company met on 13th May 1995 and the issue regarding the alteration of the share exchange ration was discussed by the Board. The Board found it inequitable to alter the share exchange ration which has been specified in the scheme. It is clarified that the share exchange ratio was determined mainly on the basis of the value of the shares of the two Companies which are quoted in the market. It is stated that the shares of the two Companies are listed securities and the Board of Directors felt that the yield method or the asset value method for arriving at the share exchange ratio is not the true index of the real share value. It is also stated that if any reduction is to be made in the allotment, it would affect the shareholders of the transferor - Company and the scheme itself may not be feasible of implementation. The share quotations of the two Companies from July 1994 to September 1994 as reflected in the Bombay Stock Exchange are furnished in the material papers. Considering the above clarification and having regard to the fact that a difference in the share exchange ratio as arrived at by auditors and as specified in the scheme is not considerable, I do not countenance the objection raised in the counter-affidavit of the Registrar of Companies.

      With regard to 200 equity shares, it is clarified in the additional affidavit as follows:

      "As respects the 200 equity shares of the transferee-Company held by the transferor Company, these shares and bonus shares accrued thereon were together sold on 14-3-1995 at the rate of Rs. 341/- per share. The contract note in this behalf is enclosed. The said shares are not owned by the transferor company and consequently there is no need to make appointment of trustees in the scheme".

      Considering all the relevant facts and circumstances, the reason set out by the petitioners in support of the amalgamation, the reports of the Registrar of Companies and the Official Liquidators, the almost unanimous approval given by the members present, the absence of objections from any party including secured creditors, I am satisfied that there could be no legal objection for sanctioning the scheme of amalgamation as to enable M/s Standard Equity Fund Limited (Transferor-Company) with M/s Dr. Reddy's Laboratories Limited(transferee-Company). Accordingly, I hereby accord sanction to the scheme or arrangement providing for amalgamation and transfer of the entire undertaking, properties and liabilities of the transferor-Company to the transferee-Company and declare that the said scheme shall be binding on all the members of the petitioner - Company with effect from 1-4-1994. I also direct that the transferor-Company shall stand dissolved without the said Company being wound up. The order in Form No. 41 of the Companies (court) Rules shall be drawn up by the Registry and the petitioners shall file certified copy of the order with the Registrar of Companies within 30 days from the date of receipt of the order. The order in Form No.42 of the Companies (Court) Rules with such adaptations as may be necessary shall also be drawn up by the Registry and communicated. It is clarified that the scheme hereby sanctioned is subject to such modifications as this Court may deem fit to make for the proper working and implementation of the scheme. It is open for any person interested, to move this Court for appropriate directions as may be necessary in future. I would like to make it clear that by sanctioning the scheme, this court shall not be understood as having dispensed with the need to obtain any approvals or obligations to discharge any statutory duties or to perform statutory duties,

The Company Petitions are accordingly allowed. No. Costs.

                                                     Sd/- A. ESWARAIAH
                                                      JOINT REGISTRAR

                                                           Sd/-
// True Copy //                                       SECTION OFFICER

To

1.    The Managing Director,
      Dr. Reddy's Laboratories Limited, 7-1-27, Ameerpet, Hyderabad - 500 016.

2.    The Director
      M/s Standard Equity Fund Limited
      6-3-927/D, Rajbhavan Road, Somajiguda, Hyderabad.

3.    The Registrar of Companies, 3-5-398,
      C.P.W.D. Building, Kendriya Sadan, Sultan Bazar, Koti, Hyderabad.

4.    The Official Liquidator, 3-5-398,
      C.P.W.D. Building Kendriya Sadan, Sultan Bazar, Koti, Hyderabad

5.    The Regional Director, Company Law Board,
      Southern Region, Sastri Bhavan (Block 4, 2nd Floor), Haddows Road, Nungambakam, Madras - 6

6.    The Section Officer O.S. Section, High Court of A.P., Hyderabad.

7.    One spare copy

                                                Certified to be true copy
                                                           Sd/-
                                               Asst. Registrar of Companies
                                                Andhra Pradesh, Hyderabad.

          IN THE HIGH COURT OF JUDICATURE : ANDHRA PRADESH AT HYDERABAD

                     (ORDINARY ORIGINAL/CIVIL JURISDICTION)

                      Monday, the Eleventh day of December
                                  Two Thousand

                                 :: PRESENT ::

                     THE HON'BLE MR. JUSTICE J. CHELAMESWAR

                   COMPANY PETITION NO. 105 AND 106 OF 2000

C.P.No. 105/2000

IN THE MATTER OF THE COMPANIES ACT (1 OF 1956)
         AND
IN THE MATTER OF M/S. CHEMINOR DRUGS LTD. (TRANSFEROR COMPANY)

IN THE MATTER OF SECTIONS 391 TO 394 OF THE SAID ACT
       AND
IN THE MATTER OF CHEMINOR DRUGS LIMITED
       AND
IN THE MATTER OF THE SCHEME OF AMALGAMATION OF CHEMINOR DRUGS LIMITED

          WITH

DR. REDDY'S LABORATORIES LIMITED

COMPANY PETITION NO: 105 OF 2000
           IN
COMPANY APPLICATION NO: 215 OF 2000

Cheminor Drugs Limited, a Company incorporated under the Companies Act, 1956 having its Registered Office at 7-1-27, Ameerpet, Hyderabad-500 016, rep. by its Managing Director, Mr. G.V. Prasad duly empowered under the Board Resolution dated 31st May, 2000.

                                                         ..PETITIONER/TRANSFEROR
                                                                  COMPANY

     Petition u/s. 394 R/W. Section 391 (2) of the Companies Act and rule 79 of the Rules, praying that this High Court may be pleased to order

(a) that the arrangement embodied in this scheme of Amalgamation (ANNEXURE A hereto) and approved by the members of the petitioner/Transferor Company at the meeting held on 31st July, 2000 be sanctioned by this Hon'ble Court so as to binding on the Petitioner/Transferor Company and DRL/Transferee Company and all the members of the Petitioner/Transferor Company and the equity shareholders of the Transferee Company with effect from 1st April, 2000.

(b) for an order under Section 394 of the Companies Act, 1956 that with effect from commencement of 1st April, 2000 ("the appointed date") and subject to the provisions of this scheme in relation to the mode of transfer and vesting, the undertaking and the entire business and all the properties including all its reserves, properties, movable and immovable assets, including industrial and other licenses, permits, quota rights, cash balances, trade marks patents and patent rights, privileges, powers and authorities, and other industrial properties, benefits of all contracts and agreements and all its other interests, rights, licenses, and powers and authorities of every kind, nature and description whatsoever shall without any further act or deed, stand transferred to and

                                                                    .. Contd..

                                    :: 2 ::

vested in DRL/ Transferee Company and form part of the undertaking of DRL/Transferee Company.

(c) for an order under section 394 of the Act that with effect from the Appointed Date all debts, liabilities, duties and obligations of the Petitioner/Transferor Company shall be and stand transferred or deemed to be transferred, without further act, instrument or deed to DRL/Transferee Company, pursuant to the provisions of Section 394 of the said Act so as to become as and from the appointed Date, the debts, liabilities, duties and obligations of DRL/Transferee Company.

(d) for an order under section 394 of the Act that all suits, actions and proceedings by or against the Petitioner/Transferor Company pending and/or arising on or before the date on which this scheme shall finally take effect shall be continued and be enforced by or against DRL/Transferee Company as effectually as if the same had been pending and/or arising against DRL/Transferee Company.

(d-A) that this Hon'ble court may be pleased as per Rule 80 of the Companies Court Rules 1959 fix a date for hearing of the Petition and the notice of the hearing be directed to be published in the "Economic Times" (Hyderabad & Mumbai English edition and "Eenadu" Hyderabad Edition).

(e) that this Hon'ble Court be pleased to issue notices of the scheme of Amalgamation to the Regional Director, Department of Company Affairs, Southern Region, Chennai and the Registrar of Companies, Andhra Pradesh, Hyderabad.

(f) for an order under Section 394 of the Act that the petitioner/Transferor Company do cause a certified copy of the drawn up order within 30 days from the date of sealing of such order to be passed by this Hon'ble Court to be delivered to the Registrar of Companies, Andhra Pradesh, Hyderabad for registration and that upon filing of the certified copy of the drawn order with the Registrar of Companies, Andhra Pradesh, Hyderabad, the Transferor Company be dissolved without winding up.

(g) that the Registrar of Companies, Andhra Pradesh be directed to place, on and from the date provided in the scheme of Amalgamation, all documents relating to the Petitioner/Transferor Company registered in this office in the file maintained by him in relation to DRL/Transferee Company so as to consolidate the files relating to the Petitioner/Transferor Company and DRL/Transferee Company, and

(h) That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon'ble High Court for any directions that may be necessary in regard to carrying out the scheme of Arrangement for amalgamation.

                        COMPANY PETITION NO: 106 OF 2000

IN THE MATTER OF THE COMPANIES ACT (1 OF 1956)
     AND
IN THE MATTER OF M/S. DR. REDDY'S LABORATORIES LTD. (TRANSFEREE COMPANY)

IN THE MATTER OF SECTIONS 391 TO 394 OF THE SAID ACT
     AND
IN THE MATTER OF DR. REDDY'S LABORATORIES LIMITED
     AND
IN THE MATTER OF CHEMINOR DRUGS LIMITED

                                                                     .. Contd...

                                    :: 3 ::

                        COMPANY PETITION NO: 106 OF 2000

                                 CONNECTED WITH

                      COMPANY APPLICATION NO: 216 OF 2000

Dr. Reddy's Laboratories Limited, a Company incorporated under the Companies Act, 1956 having its registered office at 7-1-27, Ameerpet, Hyderabad -
?500 016, rep. by its Managing Director, Mr. K. Satish Reddy, duly empowered under the board resolution dated 31st May, 2000.

                                                        ..PETITIONER (TRANSFEREE
                                                                   COMPANY).

     Application/Petition under section 394 r/w. 391 (2) of the Companies Act and R. 79 of the Rules, praying that this High Court may be pleased to

a) that this Hon'ble Court be pleased to issue notices of the Scheme of Amalgamation to the Regional Director, Department of Company Affairs, Southern Region, Chennai and the Registrar of Companies, Andhra Pradesh.

b) that this Hon'ble Court be pleased to sanction the Scheme of Amalgamation as approved by the Shareholders of the Petitioner and also arrangement between Dr. Reddy's Laboratories Limited and its members be sanctioned and confirmed by this Hon'ble High Court so as to be binding on all the members secured and unsecured creditors and employees of Petitioner/Transferee Company and all concerned.

(b-A) that this Hon'ble Court may be pleased as per Rule 80 of the Companies (Court) Rules 1956 fix a date for hearing of the Petition and the notice of the hearing be directed to be published in the "Economic Times" Hyderabad & Mumbai English Edition and Eenadu Hyderabad Edition.

c) for an order under section 394 of the Act that the Petitioner Company do within 30 days after the date of the order cause a certified copy to be delivered to the Registrar of Companies, Andhra Pradesh and on such certified copy being delivered on or such other date as this Hon'ble High Court may deem fit, the Registrar of Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the Petitioner Company, and

d) That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon'ble High Court for any directions that may be necessary in regard to the carrying out the scheme of Arrangement for amalgamation.

     These Petitions coming on for orders upon reading the Judge's Summons and the affidavit dated 10-8-2000 and filed by Mr. G.V. Prasad, M.D. of Transferor Company and affidavit dt. 10-8-2000 of Mr. K. Satish Reddy, MD of Transferee Company, in support of this petitions and upon hearing the arguments of Mr. Bimal Bhaskar, Advocate for the petitioners in both the petitions and of the Official Liquidator.

     The Court delivered the following Judgment:

                                                  .. Contd...

                                    :: 4 ::


THE COURT DOTH ORDER AS FOLLOWS:

     1. That this Court doth hereby sanction the scheme of arragement of Amalgamation with effect from 1-4-2000 and doth hereby declare the same to be finding on the transferor company and the transferee company.

     2. That all the property, rights and powers of the transferor company specified in the scheme of amalgamation and all the other property, rights and powers of the transferor company be transferred without further act or deed to the transferee company and accordingly the same shall pursuant to section 394(2) of the companies Act, 1956 be transferred to and vest in the transferee company for all estate and interest of the transferor company therein but subject nevertheless to all charges now effecting the same; and

     3. That all the liabilities and duties of the transferor company be transferred without further act or deed to be transferee company and accordingly the same shall, pursuant to section 394(2) of the Companies Act, 1956 be transferred to and become the liabilities and duties of the transferee company, and

     4. That all proceedings now pending by or against the transferor company be continued by or against the transferee company and

     5. That the transferee company do without further application allot to such members of the transferor company as have not given such notice of disent, as required, the shares in the transferee company, to which they are entitled under the said arrangement, and

     6. That the transferor company do within 30 days after the date of this order cause a certified copy of this order to be delivered to the Registrar of Companies for registration and on such certified copy being so delivered, the transferer company shall stand dissolved and the Registrar of companies shall place all documents relating to the transferer company and registered with him on the file kept by him in relation to the transferee company and the files relating to the said two companies shall be consolidated accordingly.

     7. That any person interested shall be at liberty to apply to the court in the above matter or any directions that may be necessary.

     8. That the scheme of arrangement hereby sanctioned is subject to such modification as this court may deem fit to make for the proper working and implementation of the scheme.

     9.   That there is no order as to costs in both the company petitions.


                                             Sd/- D.V. Subrahmanyam
                                             Joint Registrar


                    // true copy //
                                             Section Officer

To
1. Cheminor Durgs Limited, a Company incorporated under the Companies Act, 1956 having its Registered Office at 7-1-27, Ameerpet, Hyderabad - 500016 rep. by its Managing Director, Mr. G.V. Prasad duly empowered under the Board Resolution dated 31st May, 2000.

                                    :: 5 ::

2. Dr. Reddy's Laboratories Limited, a Company incorporated under the Companies Act, 1956 having its registered office at 7-1-27, Ameerpet, Hyderabad - 500 016, rep. by its Managing Director, Mr. K. Satish Reddy; duly empowered under the board resolution dated 31st May, 2000.

3. The Registrar of Companies, 3-5-398, C.P.W.D. Building, Kendriya Sadan, Sultan Bazaar, Koti, Hyd.

4. The Official Liquidator, Kendriya Sadan, 3-5-398, C.P.W.D. Building, Sultan Bazaar, Koti, Hyd.

5. One CC to the Section Officer, O.S. Section, High Court of A.P., Hyd.

6. The Regional Director Company Law Board, Southern Region, Chennai.

7. Two C.D. Copies.


NOTE: Annexure - A is enclosed to the main order.


T.J.R.

                              DATED: 11-12-2000













                              Warrant


                              C.P. No. 105 of 2000

          IN THE HIGH COURT OF JUDICATURE: ANDHRA PRADESH:AT HYDERABAD
                     (ORDINARY ORIGINAL/CIVIL JURISDICTION)

                     MONDAY, THE TWENTY FIFTH DAY OF JUNE,
                               TWO THOUSAND ONE.

                                    PRESENT:

                     THE HON'BLE MR. JUSTICE J. CHELAMESWAR

                        COMPANY PETITION NO. 72 OF 2000

IN THE MATTER OF THE COMPANIES ACT (1 OF 1956)
               AND
IN THE MATTER OF Dr. Reddy's Laboratories Ltd. (Transferee Company).
               AND
IN THE MATTER OF American Remedies Limited, (Transferor Company).

Between:-

Dr. Reddy's Laboratories Limited, a company
incorporated under the companies Act, 1956,
having its registered office at 7-1-27, Ameerpet,
Hyderabad 500 016 rep.by its Managing Director
Mr. K.Satish Reddy, duly empowered under
the Board resolution dated 6th March, 2000.                   ..PETITIONER
                                                           (Transferee Company).

     Petition under Section 394 r/w. Rule 79 r/w. 391(2) of the companies Act, 1956 praying that this High Court may be pleased to a) That this Hon'ble Court be pleased to issue notices of the Scheme of Amalgamation to the Regional Director, Department of Company Affairs, Southern Region, Chennai and the Registrar of Companies, Andhra Pradesh.

     b) That this Hon'ble Court be pleased to sanction the Scheme of Amalgamation-as approved by the shareholders of the petitioner and also arrangement between Dr. Reddy's Laboratories Limited and its members be sanctioned and confirmed by this Hon'ble High Court so as to be binding on all the members secured and unsecured creditors and employees of petitioner company and all concerned.

     c) For an order under Section 394 of the Act that the petitioner company do within 30 days after the date of the order cause a certified copy to be delivered to the Registrar of Companies, Andhra Pradesh and on such certified copy being delivered on or such other date as this Hon'ble High Court may deem fit, the Registrar of Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the petitioner company.

     d) That the parties of the Scheme or other persons interested shall be at liberty to apply to this Hon'ble High Court for any directions that may be necessary in regard to the carrying out the scheme of Arrangement for amalgamation.

     This petition coming on for orders upon reading the Judge's summons and the affidavit dated: 9-6-2000 and filed by Mr. K. Satish Reddy, Managing Director of Dr. Reddy's Laboratories in support of this petition and upon hearing the arguments of Mr. Bimal Bhaskar, Advocate for the petitioner.


The court made the following Order:-



                                                                       Contd...,

                     THE HON'BLE SRI JUSTICE J. CHELAMESWAR

                        COMPANY PETITION NO. 72 OF 2000

                                   O R D E R


     This petition is filed under Section 394 of the Companies Act praying that a scheme of amalgamation which is filed in Annexure No. 'A' to the petition be sanctioned.

     The petitioner is the transferee company which was initially formed as a Private Limited Company on 24-2-1994 and subsequently converted into a Public Limited Company pursuant to the resolution dated 2-11-1995 after following the due process of law. The authorized share capital of the petitioner company is Rs.30,00,00,000/-. The issued, subscribed and paid up share capital is Rs.26,48,73,000/-. The petitioner is carrying on business in manufacture, sale, export etc., of all types of chemical drugs, pharmaceuticals etc.,

     The transferor company i.e., American Remedies Limited is a company registered within the territorial jurisdiction of Madras High Court with an authorized share capital of Rs.8,00,00,000/-. The issued, subscribed and paid up share capital is Rs.5,26,54,000/-. It is stated in the petition that the transferor company is also carrying on business which is identical of the petitioner herein. The respective Boards of Directors of the companies resolved that the amalgamation of both the companies would result in better economic and administrative management of the companies and would be beneficial for all the shareholders and other interested persons of both the companies. In consequence thereof both the Board of Directors, in two separate meetings held on 6-3-2000, approved the scheme of amalgamation, which is filed in Annexure 'G' to the petition.

     Thereafter the petitioner herein moved this court by way of Company Application No. 179 of 2000 seeking appropriate directions under Section 391 of the Companies Act. This court by an order dated 28-4-2000 directed that the petitioner company should hold shareholders meeting under the chairmanship of Mr. G. Anand Prasad, advocate of this court after following appropriate procedure of law. Accordingly, a meeting was held and the advocate chairman reported that the shareholders who are holding shares worth Rs.7,55,47,800/- voted in the meeting either in person or by proxy and a substantial majority of them approved the scheme of amalgamation. Hence the present company petition.

     It appears that the transferor company approached the Madras High Court under Sections 391 and 394 of the

Companies Act with a proposal to sanction the scheme of amalgamation. It appears that the Madras High Court, by its order dated 23-4-2001, sanctioned the scheme of amalgamation. A Xerox copy of the order of the Madras High Court is filed. The operative portion of the order reads as follows:

                              "Accordingly, the scheme of amalgamation is
                       sanctioned subject to the condition that the employees of the transferor company on its permanent rolls should become the employees of the transferee company without any break in service and their services should be protected. The approval of the scheme is on the condition that the DRL Ltd. should discharge all liabilities arising out of hire purchase loans, fixed deposits, security deposits, inter corporate loan, unsecured debentures and foreign currency loan and also other liabilities of the transferor company. The approval of the scheme is also subject to the condition that the transferee company should fully discharge liabilities of the creditors of the transferor company, both secured and unsecured, if any. It is made clear that the proceedings initiated and pending against the transferor company on or after the transfer date would be continued against the transferee company and the transferee company is liable to discharge the liabilities that may arise out of such proceedings. Accordingly, the prayers (a) to (d) and (f) to (h) of paragraph-37 of the petition are ordered."

                         The present company petition was admitted on 28th
                    august 2000 and appropriate publication as required under Rule 80 of the Companies [Court] Rules was directed and the same was effected and proof of publication was filed into the court.

                         The petitioner stated in Para 21 of the petition that
                    there are several secured creditors to the petitioner company from whom the company borrowed an amount of Rs.193.86 crores from various banks numbering five. In fact along with Company Application No. 179 of 2000 notarised affidavits of the various creditors are filed by the transferee company -- Dr. Reddy's Laboratories Limited, wherein it is stated that the creditors of the company would have no objection for the proposed scheme of amalgamation.

                         Pursuant to the notice U/s 391 and 394 of the Companies
                    Act (for short the "Act") the Registrar of Companies, Andhra Pradesh, Hyderabad filed an affidavit on behalf of the Central Government, wherein it is stated that the petitioner company had acquired 87% of the equity shares of transferor company earlier and therefore in view of

                                    :: 5 ::

                                                                          [SEAL]

         the present scheme of amalgamation the capital held by the petitioner company is required to be cancelled. In fact an affidavit dated 16-11-2000 by one K. Satish Reddy, the Managing Director of the petitioner company was filed, wherein it is stated as follows:

                           "With regard to paragraph no.2(b) of the affidavit of
                  the Deputy Registrar of Companies, Hyderabad I submit that it is true that Dr. Reddy's Laboratories Limited has acquired 87% of the equity of American Remedies Limited and the Petitioner Company has no objection to the capital held by the Petitioner Company in American Remedies Limited namely Rs.4,58,50,700/- in 45,85,070 equity shares of the value of Rs.10/- each being cancelled."

               In spite of the publication under Rule 80 of the Companies (Court) Rules no objection whatsoever is received from any quarter for the proposed scheme of amalgamation.

               In the circumstances the company petition is allowed as prayed for. No costs.

         It is further pointed out that as per clause 16 of the Scheme of Amalgamation, the scheme is not sanctioned by this court on or before 31st March 2001 and in the absence of further agreement between the transferor company and transferee company, the scheme shall be null and void. In fact, Clause 16 reads as follows:

                                     :: 6 ::

                                                                          [SEAL]

                                    "In case this scheme is not sanctioned by
                              the High Court of Andhra Pradesh at Hyderabad for any reason whatsoever or for any other reason this scheme cannot be implemented on or before 31st March, 2001 or within such further period or periods as may be agreed up to between the Transferor Company (by the Board of Directors) and the Transferee company (by the Board of Directors) this scheme shall become null and void and in that event no rights and liabilities shall accrue to or be incurred inter se by the parties In terms of this scheme".

                           However, as a matter of fact, the scheme was not
                  sanctioned before 31st March 2001. However, when the matter is taken up for consideration two affidavits sworn to by Sri K. Satish Reddy, Managing Director of the Transferee Company and one Sri Vishar Subramanian Vasudevan, one of the Directors of the transferor company were filed stating that in view of the fact that the scheme should not be sanctioned by this court before 31st March 2001. The Boards of Directors of both the companies in two separate meetings held on 30th May 2001 passed a resolution to extend the period indicated in Clause 16 of the Scheme up to 31st

                                     :: 7::

                                                                          [SEAL]

         March 2002. In view of the said resolution and in view of the further fact that inspite of the publication pursuant to the admission of the company petitions made under Rule 80 of the Company Court Rules, no objections whatsoever from any of the shareholders of either of the companies is received by the court. The scheme is sanctioned not with standing the stipulation made in Clause 16 of the scheme.

                  In the circumstances the Company Petition is allowed as prayed for. No costs.

                                                          Sd/-D. V. SUBRAHMANYAM
                                                          JOINT REGISTRAR.

N.B: This order is amended at pages 2 and 5 as per order dt: 26-7-2001 and this amended order shall be substituted for the order despatched on 21-7-2001 and made herein. Sd/- J.R.,

                                 //-TRUE COPY-//

                                                                SECTION OFFICER.

To

1. Mr. K. Satish Reddy, Managing Director, Dr. Reddy's Laboratories Limited, Office at 7-1-27 Ameerpet Hyderabad.

2. The Registrar of Companies, 3-5-398, CPWD, Buildings, Kendriya Sadan, Sultan Bazar, Koti, Hyderabad.

3.  The Official Liquidator, Kendriya Sadan, 3-5-398;
    CPWD Buildings, Sultan Bazar, Koti, Hyderabad.

4.  One cc to the Section officer, O.S. Section, High Court of A.P.,
    Hyderabad.

5.  The Regional Director, Company Law Board, Southern Region, Chennai.

6.  Two C.D. Copies.

7.  One cc to Mr. Bimal Bhaskar, Advocate (OPUC)

                                                             SUPERINTENDENT
                                                             COPYIST DEPARTMENT
                                                             HIGH COURT OF A. P.
                                                             HYDERABAD.

                                [GRAPHIC] [SEAL]

                IN THE HIGH COURT OF JUDICATURE ANDHRA PRADESH AT
                                    HYDERABAD
                     (ORDINARY ORIGINAL/CIVIL JURISDICTION)
                      MONDAY THE TWENTY FIFTH DAY OF JUNE
                              TWO THOUSAND AND ONE
                                    PRESENT

                   THE HONOURABLE MR. JUSTICE J. CHELAMESWAR
                        COMPANY PETITION NO. 72 of 2000

                 IN THE MATTER OF THE COMPANIES ACT (1 of 1956)

                                      and

                 IN THE MATTER OF Dr. Reddy's Laboratories Ltd.
                                          (Transferee com.)

                                       and

                   IN THE MATTER OF AMERICAN REMEDIES LIMITED
                                           (Transferee com.)

Between:

Dr. Reddy's Laboratories Limited, a company incorporated under the Companies Act, 1956, having its registered office at 7.1.27, Ameerpet, Hyderabad 500 016, rep. by its Managing Director Mr. K. Satish Reddy duly Empowered under the board resolution dated 6th March 2000.

         Petition under section 394 r/w rule 79, r/w 391(2) of the companies Act, 1956 of the original side Rules, praying that this High Court may be pleased to

                                [GRAPHIC] [SEAL]

         a) that this Hon'ble Court be pleased to issue notices of the Scheme of Amalgamation to the Regional Director, Department of Company Affairs, Southern Region, Chennai and the Registrar of Companies, Andhra Pradesh.

         b) that this Hon'ble Court be pleased to sanction the Scheme of Amalgamation as approved by the shareholders of the petitioner and also arrangement between Dr.Reddys Laboratories Limited and its members be sanctioned and confirmed by this Hon'ble High Court so as to be binding on all the members secured and unsecured creditors and employees of petitioner company and all concerned.

         c) for an order under section 394 of the Act that the petitioner Company do within 30 days after the date of the order cause a certified copy to be delivered to the Registrar of Companies, Andhra Pradesh and on such certified copy being delivered on or such other date as this Hon'ble High Court may deem fit, the Registrar of Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the petitioner company.

         d) That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon'ble High Court for any directions that may be necessary in regard to the carrying out the scheme of Arrangement for amalgamation.

                                [GRAPHIC] [SEAL]

         This petition coming on for orders upon reading the Judge's Summons and the affidavit dated 9.6.2000 and filed by Mr. K. Satish Reddy Managing Director, in support of this petition and upon hearing the arguments of Mr. Bimal Bhaskar, Advocate for the petitioner.

The Court Doth order as follows:

         1. That this Court doth hereby sanction the scheme of amalgamation and doth hereby declare the same to be binding on the transferor company and the transferee company.

         2. That all the property, rights and powers of the transferor company specified in the scheme of amalgamation annexed hereto and all the other property, rights and powers of the transferor company be transferred without further act or deed to the transferee company and accordingly the same shall pursuant to section 394(2) of the Companies Act, 1956 be transferred to and vest in the transferee company for all estate and interest of the transferor company therein but subject nevertheless to all charges now affecting the same;

                                [GRAPHIC] [SEAL]

         3. That all the liabilities and duties of the transferor company be transferred without further act or deed to the transferee company and accordingly the same shall pursuant to section 394(2) of the Companies Act, 1956 be transferred to and become the liabilities and duties of the transferee company.

         4. That all proceedings now pending by or against the transferor company be continued by or against the transferee company.

         5. That the transferee company do without further application allot to such members of the transferor company as have not given such notice of dissent as is required by the scheme the shares in the transferee company to which they are entitled under the said scheme and amalgamation and.

         6. That the transferor company do within 30 days after the date of this order cause a certified copy of this order to be delivered to the Registrar of Companies for registration and on such certified copy being so delivered, the transferor company shall stand dissolved and the Registrar of Companies shall place all documents relating to the transferor company and registered with him on the file kept by him in relation to the transferee company and the files relating to the said two companies shall be consolidated accordingly.

                                [GRAPHIC] [SEAL]

         7. That any person interested shall be at liberty to apply to the Court in the above matter for any directions that may be necessary.

         8. That there be no order as to costs in both the company petitions.

                                                  Sd/- D. V. Subrahmanyam
                                                       Joint Registrar.

                                // True Copy //

typed by; n.w.a
comp. by;
read. by;


                                                  Supdt. of CD Section.

                          UNDER THE COMPANIES ACT 1956

                                   (1 OF 1956)

                            COMPANY LIMITED BY SHARES
                            MEMORANDUM OF ASSOCIATION

                                       OF

                        DR. REDDY'S LABORATORIES LIMITED

I.    The name of the Company is "DR. REDDY'S LABORATORIES LIMITED".

II. The Registered Office of the Company will be situated in the State of Andhra Pradesh

III.  The Objects for which the Company is established are the following.

(A)   The Main objects to be pursued by the Company on its incorporation are:

1. To carry on the business of manufacture, sell, deal, export and import in all types of Chemicals, Drugs, Pharmaceuticals, Pesticides and Dyestuffs and other intermediaries.

2. To carry on the research and developmental activities to develop new products and substitute for imported products and to develop and maintain testing house and laboratory for own use and for others.

3. To carry on the business of Consulting Engineers in chemical, Pharmaceutical and Dyestuff Industries.

4. To carry on the business of Manufacturer, Exporter, Importer, Whole Sale and Retails Sellers, Dealers in and to do Research and Development in Dermocosmetic products and its intermediates.

5. To carry on and undertake the business of investing its funds in equity and preference shares, stocks, bonds debentures (convertible and non-convertible) of new projects and securities of all kinds and every description of well established and sound companies, to subscribe to capital issues of joint stock companies, ventures, industries, units, trading concerns whether old or new as the company may think fit and to assist them by granting financial accommodation by way of loans/advances to industrial concerns and to assist Industrial enterprises in creation, expansion and modernisation upon terms whatsoever and to act as finance brokers, merchants and commission agents and to deal in Govt. securities including Govt. bonds, loans, National savings certificates, post office, saving schemes, units of investments, etc., including units of Unit Trust of India.

6. To promote industrial finance, deposit or lend money, securities and properties to or with any company body corporate, firm, person or association whether falling under the same management or otherwise, in accordance with and to the extent permissible under the provisions contained in Sections 370 & 372 of the Companies Act, 1956, with or without security and on such terms as may be determined from time to time. However, the Company shall not carry on the business of Banking as defined under the Banking Regulation Act, 1949; and to carry on and undertake the business of finance, investment and trading, hire purchase, leasing and to finance lease operations of all kinds, purchasing, selling, hiring or letting on hire of all kinds of plant and machinery and equipment that the Company may think fit and to assist in financing operations of all and every kind of description of hire purchase or deferred payment or similar transactions and to subsidise finance or assist in subsidising or financing the sale and maintenance of any goods, articles, or commodities of all and every kind of description upon any terms whatsoever and to purchase or otherwise deal in all forms of immovable and movable property including lands and buildings, plant and machinery,. Equipment, ships, aircraft, automobiles computers and all consumer, commercial and industrial items and to lease or otherwise deal with them in any manner whatsoever including release thereof regardless of whether the property purchase and lease be new and/or used.

7. To provide a package of investment/merchant banking services by acting as managers to Public Issue Securities, by underwriting Securities, act as Issue House and to carry on the business of Registrars to investment schemes, Money Managers to secure and extend market support by conducting surveys, collecting data, information and reports and to act as general traders and agents, to carry on the agency business and warehousing indenting and dealership of business.

8. To carry on the business of manufacturing, buying, selling, importing, exporting of and generally dealing in all types of surgical, medical, dental and scientific equipment, instruments and accessories, and diagnostic kits and Re-agents diagnostic equipments, healthcare aids and accessories, healthcare products and instruments and to carry on research and development of healthcare including diagnostic systems.

9. To establish, run and maintain hospitals, diagnostic centers, nursing homes, mobile medical service centers and any medical and healthcare institutions and to promote research and development in these areas.

10. To carry on the business as exporters and dealers in all kinds of electronic and electrical equipments, devices, and components including computers, video terminals, computer peripherals, data processing systems, export systems, uninterruptible power supply systems medical equipments and all kinds of electronic assemblies, sub-assemblies and components; telecommunication equipments devices and accessories used in communication; all types of office equipments including photocopiers, airconditioners, water and aircoolers, fire and burglar alarms accounting machines, cash registers and electronic point of sales systems and domestic appliances like radios televisions, refrigerators; heaters, cooking range etc., and to develop systems software and provide consultancy, maintenance and service support and to promote research and development in all the above fields.

(B) The Objects incidental or ancillary to the attainment of the above main objects are:

1. To amalgamate or enter into partnership or profit sharing arrangement with and to co-operate in a way with or assist or take over or subsides any company, firm or person.

2. To enter into agreement and contracts with any individuals, firms, companies, or other organisation for technical, financial or any other assistance for carrying out all or any of the objects of the Company.

3. To establish and maintain any agencies in India or any part of the world for the conduct of the business of the Company or for the sale of any materials or things for the time being at the disposal of the Company for sale.

4. To advertise and about means of making known or promoting the use of all or any of the manufacturers products or goods of the company or any articles, or goods traded or dealt in by the Company any way as may be expedient including the posting of bills in relation thereto, and the issue of circulars, books, pamphlets and price lists and the conducting of competitions, exhibitions and giving of prizes, rewards and donations.

5. To apply for purchase or otherwise acquire and protect, prolong and renew trade marks, trade names, designs, secret processes, patent rights, "BREVETS D INVENTION" licenses, protections and concessions which may appears likely to be advantageous or useful to the Company and to spend money in experimenting and testing and improving or seeking to improve any patents, inventions or rights which the company may acquire or propose to acquire or develop.

6. To enter into any arrangement for sharing profits, union of interest co-operations, joint venture, reciprocal concession or otherwise with any person, firm or company carrying on or engaged in, or about to carry on or engage in any business of or transaction which this Company is authorised to carry on or engage in or any business or undertaking or transaction which may seem capable of being carried on or conducted so as directly or indirectly to benefit the company and to lend money, to guarantee the contracts or otherwise, assist, any person, firm or company and to takeover or otherwise acquire and holds shares or securities of any such person, firm or company and to sell, hold, reissue with or without guarantee or otherwise deal with the same.

7. To enter into any arrangement with Government or State, Authority, Municipal, Local or otherwise that may seem conducive to the Company's objects or any of them and to obtain from any such Government or State or Authority, any rights, privileges and concessions which may seem conducive to the Company's objects or any of them.

8. To undertake and carry on any business, transaction or operation commonly undertaken or carried on by promoters of companies, Concessionaires, contractors for public and other works or merchants.

9. To purchase or otherwise acquire and undertake the whole or any part of the business, property rights, and liabilities of any person, firm or company, carrying on any business, which this company is authorised to carry on or possessed of property or rights, suitable for any of the purposes of the Company, and to purchase, acquire, apply for, hold, sell shares, stock, debentures or debenture stock of any such person, firm or company, and to conduct, make or carry into effect any arrangement in regard to the winding up of the business of any such person, firm or company.

10. To construct, acquire, establish, provide, maintain and administer, factories, estates, buildings, water reservoirs, sheds, pumping installations, generating installations, pipelines, garages, storage and accommodation of descriptions in connection with the business of the Company.

11. To apply, for tender purchase or otherwise acquire any contracts and concessions for or in relation to the constructions, erection, carrying out equipment, improvement, management, administration or control of works and conveniences and undertake, execute, carryout, dispose of or otherwise turn to account the same.

12. To buy, lessor otherwise acquire lands, buildings, and other immovable property and to sell, lease, mortgage or hypothecate or otherwise dispose of all or any of the property and assets of the company on such terms, and conditions as the company may think fit.

13. To amalgamate with any company or companies having objects altogether or in part similar to those of this Company.

14. To pay all costs, charges and expenses of and incidental to the promotion and formation, registration and establishment of the Company and issue of its capital including any underwriting or other commission, brokers fee and charges in connection therewith including costs, expenses of negotiations and contracts and arrangements made prior to and in anticipation of the formation and incorporation of the Company.

15. To remunerate or make donations to (by cash or other assets, or by the allotment of fully or partly paid shares, or by a call or option on shares, debentures debenture stock or securities of this or any other company, or in any other manner) whether out of the company's capital, profits or otherwise to any person of firm or company for services rendered or to rendered in introducing any property or business to the Company or placing or assisting to place or guaranteeing the subscription or any shares, debentures, debenture or other securities of the company or for any other reasons which the company may think proper.

16. To undertake and execute any trusts, the undertaking whereof may seem desirable either gratuitously or otherwise.

17. Subject to the Banking Regulation Act, 1949, to draw, make issue, accept and to endorse, discount and negotiate promissory notes, hundies, bills of exchange, bills of landing, delivery orders, warrants, warehouse keepers, certificates and other negotiable or commercial mercantile instruments connected with the business of the company.

18. To open accounts or accounts with individuals firm or company or with any bank or banks and to pay into and to withdraw moneys from such account or accounts.

19. Subject to the provisions of the companies Act, 1956, to invest, apply for acquiring or otherwise employ moneys belonging to, entrusted to or at the disposal of the Company upon securities and shares or without security upon such terms as may be thought proper, and from time to time to vary such transactions in such manner as the company may think fit.

20. To lend or deposit moneys belonging to or entrusted to or at the disposal of the Company to such person or company and in particular to customers and others having dealings with the Company with or without security, upon terms as may be thought proper and to guarantee the performance of contracts by such person or company, but not to do the business of banking as defined in the Banking Regulation Act, 1949.

21. To make advances upon for the purchase of materials, goods, machinery, stores and other articles required for the purpose of the Company.

22. Subject to the provisions of Section 58A of the Companies Act, 1956, to borrow or raise money with or without security or to receive money on deposit at interest, or otherwise, in such manner as the company may think fit and in particular by the issue of debentures or debentures stock perpetual or otherwise, including debentures or debenture stock convertible into shares of this or any other company and in security of any such money so borrowed, raised or received to mortgage, pledge or charge the whole or any part of the property, assets or revenue of the company present or future including its uncalled capital and to purchase, redeem or pay off any securities.

23. Subject to the provisions of the Companies Act, 1956, to sell, mortgage, assign or lease and in any other manner, deal with or dispose of the undertakings or property of the Company or any part thereof, whether movable or immovable for such consideration as the company may think fit, and in particular for shares, debentures and other securities of any other company having objects altogether or in part similar to those of the Company.

24. To improve, manage, work, develop, alter, exchange, lease, mortgage, turn to account, abandon or otherwise deal with all or any part of the property, rights and concessions of the Company.

25. To employ workers or employees and to provide for welfare of the employees or ex-employees of the Company and their wives, widows, families, or the dependents or connections of such person by building of houses, dwelling or by grants of money, pensions, gratuity, bonus, payment towards insurance or other payment, or by creating from time to time, subscribing and contributing towards place instruction or recreation, hospital and dispensaries, medical and other attendance and other assistance as the company shall think fit.

26. Subject to the provisions of the companies Act, 1956, and the constitution of India, to subscribe or contribute or otherwise to assist to guarantee money to charitable, benevolent, religious, scientific, national or other institutions or objects or for any exhibition or for any public general useful objects.

27. To distribute any of the property of the company amongst the members in species or kind upon the winding up of the company.

28. To acquire and run any industrial concern, factory or mills as the Company may deem fit to attain the main objects.

29. To do all such other things as are incidental to, or conducive to the attainment, of the above main objective or any of them.


C.    OTHER OBJECTS:

1. To carry on the business of Distributors, Dealers, Wholesalers, Retailers, Commission Agents, Manufacturers, Representatives for all types of products.

2.    To carry on the business of professionals for all types of services.

3. To carry on the business of design, engineering and execution and implementation of various types of projects on contract or turnkey basis and to acquire the designing or technical know-how.

4. To cultivate, grow, produce or deal in any vegetable products and to carry on the business of farmers, dairy man, milk contractors, dairy farmers, millers, surveyors and vendors of milk cream, cheese, butter and poultry and provision of all kinds, growers of and dealers in corn, lay and straw, seeds men and nursery men and to buy, sell and trade in any goods usually traded and of the above business or other business associated with the farming interest which may be advantageously carried on by the company.

5. To carry on the business of manufacturers, fabricators, erectors, dealers of in all types of chemical equipment, pumps, valves, storage tanks etc. required by the chemical and pharmaceutical industry.

6. To purchase plant, machinery, tools and implements from time to time and he selling or disposing of the same.

7. To transact or carry on all kinds of agency business and in particular, in relation to the investment of money, the sale of property and collection and receipt of money, or otherwise of any assets, funds and business under any agreement.

8. To carry on and undertake the business of investing its funds in equity and preference shares, stocks, bonds, debentures (convertible and non-convertible) of new projects and securities of all kinds and every description of well established and sound companies, to subscribe to capital issues of joint stock companies, ventures, industries, units, trading concerns whether old or new as the company my think fit and to assist them by granting financial accommodation by way of loans/advances to industrial concerns and to assist industrial enterprises in creation , expansion and modernization upon terms whatsoever and to act as finance brokers, merchants and commission agents and to deal in Govt. Securities including Govt. bonds, loans, National savings certificates, post office saving schemes, units of investments etc., including units of Unit Trust of India.

9. To promote industrial finance, deposit or lend money, securities and properties to or with any company, body corporate, firm person or association whether falling under the same management otherwise, in accordance with and to the extent permissible under the provisions contained in Section 370&372 of the, Companies Act, 1956, with or without security and on such terms as may be determined from time to time. However, the company shall not carry on the business of Banking as defined under the Banking Regulation Act. 1949; and to carry on and undertake the business of finance, investment and trading, hire purchase, leasing and to finance lease operations of all kinds, purchasing, selling, hiring or letting on hire of all kinds of plant and machinery and equipment that the Company may think fit and to assist in financing operations of all and every kind of description of hire purchase or deferred payment or similar transactions and to subsidies finance or assist in subsidising or financing the sale and maintenance of any goods, articles or commodities of all and every kind of description upon any terms whatsoever and to purchase or otherwise deal in all forms of immovable and movable property, including lands and buildings, plant and machinery, equipment, ships, aircraft, automobiles computers and all consumer, commercial and industrial items and to lease or otherwise deal with them in any manner whatsoever including release there of regardless of whether the property purchased and leased be now and /or used.

10. To provide a package of investment/merchant banking services by acting as manages to public issue securities, by underwriting securities, act as Issue House and to carry on the business of registrars to investment schemes, Money managers to secure and extend market support by conducting surveys, collecting data, information and reports and to act as general traders and agents, to carry on the agency business and warehousing indenting and dealership of business.

IV.   The liability of the members of the company is limited.

V.    a.    The authorised share capital of the company is Rs.50,00,00,000/-
            (Rs. Fifty Crores Only) divided into 10,00,00,000 equity shares of Rs.5/- (Rs. Five only) each.

      b. The company has power from time to issue shares, Hybrids, Derivatives, Options, Quasi-equity instruments, with differential rights, or to increase, consolidate, sub-divide, exchange, reduce and also to purchase any of its shares whether or not redeemable and to make payments out of its capital in respect of such purchase or otherwise alter its share capital as equity or non voting equity shares or preference shares and to attach to any classes of such shares preferences, rights, privileges or priorities in payment of dividends or distribution of assets or otherwise, over any other shares and to subject the same to any restriction, limitation or condition and to vary the regulation of the company, as for apportioning the right to participate in profits in any manner subject to the provision of the Act and consent of the appropriate authorities if required, being obtained before doing so.

We the several persons whose names, addresses and description are subscribed hereto are desirous of being formed into a company in pursuance of the Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

S.NO.   NAME, ADDRESSES, DESCRIPTIONS AND    NO. OF EQUITY    NAME, ADDRESS, DESCRIPTION
         OCCUPATIONS OF THE SUBSCRIBERS     SHARES TAKEN BY    OCCUPATION AND SIGNATURE
                                              SUBSCRIBER              OF WITNESS.
-----   ---------------------------------   ---------------   --------------------------

  1.    Dr. KALLAM ANJI REDDY                10 (Ten only)
        S/o. Venkata Reddy
        6/3/347/6, Dwarakapuri Colony,
        Hyderabad - 500 004.
        Occ: Industrialist


  2.    KALLAM SAMRAJYAM                      10 (Ten only)        G.S.S. SRINIVAS
        W/o. Anji Reddy                                          Chartered Accountant
        6/3/347/6, Dwarakapuri Colony,                               S/o. Sri. G.
        Hyderabad - 500 004.                                        Balakrishna Rao
                                                                 5-2-422, Hyderbasti,
        Occ: Housewife                                          R.P Road, Secunderabad.




Place: Hyderabad

Date : 4th February 1984.

                          UNDER THE COMPANIES ACT, 1956

                                   (1 OF 1956)

                            COMPANY LIMITED BY SHARES
                             ARTICLES OF ASSOCIATION

                                       OF

                        DR. REDDY'S LABORATORIES LIMITED

                                   PRELIMINARY

  1.   Table 'A' not     The regulations contained in Table A' in the first
       to apply          schedule of the companies Act, 1956, shall not apply to
                         the Company, but the regulations for the management of
                         the Company and for the observance for the Members
                         thereof and their representatives shall subject to any
                         exercise of the statutory powers of the Company, with
                         reference to the repeal or alternation of, or addition
                         to, its regulations by special resolution, as
                         prescribed by the said companies Act, 1956, be such as
                         are contained in these Articles.

  2.   Interpretation    Unless the context otherwise requires words or
                         expressions contained in these Articles shall bear the
                         same meaning as in the Act or any statutory
                         modification thereof.

                         The marginal notes hereto shall not effect the construction hereof and unless there be something in the subject or context inconsistent therewith in these Articles.

                         "The Act" means the companies Act, 1956 as amended from time to time.

                         "The Article" means these Articles of Association as originally registered or as may from time to time be altered.

                         "The Company" means Dr. Reddy's Laboratories Limited.

                         "The Directors" means the Board of Directors of the Company for the time being.

                         "The Board of Directors" or "the Board" means the Board of Directors for the time being of the Company.

                         "The Managing Director" means the Managing Director appointed as such for the time being of the Company.

                         "Month" means calendar month.

                         "Proxy" means an instrument under which any person is authorised to vote for a member at a general meeting on a poll and includes Attorney duly constituted under a Power of Attorney.

                         "The Office" means the Registered Office of the Company for the time being.

                         "The Registrar" means the Register of Members to be kept pursuant to Section 150 of the Act.

                         "The Registrar" means the Registrar of Companies,
                         Andhra Pradesh, Hyderabad

                         "The Secretary" means the duly qualified Secretary appointed as such for the time being of the Company pursuant to Section 383 A of the Act.

                         "Seal" means the common seal for the time being of the Company.

                         "In Writing" and "Written" shall include printing, lithography and other modes of representing or reproducing words in a visible form. Words importing the singular number only include the plural number and vice-versa. Words importing the masculine gender only include the feminine gender. Words importing persons include corporations.

                               CAPITAL AND SHARES

  3.                     a.   The Authorised share capital of the Company is
                              Rs.50,00,00,000/- (Rs.Fifty Crores Only) divided
                              into 10,00,00,000 equity shares of Rs.5/- (Rs.
                              Five only) each.

       Allotment of      b.   Subject to the provisions of these Articles and of
       Shares                 section 81 of the Act, shares shall be under the
                              control of the Directors who may allot or
                              otherwise dispose of the same to such persons on
                              such terms and conditions as the Directors think
                              fit.

       Power to          c.   The Company in General Meeting may, from time to
       increase               time increase the capital by the creation of new
       capital                shares of such amount as may be deemed expedient.

                         d. The Company may from time to time allocate funds from its Free Reserves or Share Premium account or any other means of finance or issue debt instruments for raising funds for buy-back of its shares and the same is not to be considered as reduction of Capital. The Company may also exchange voting shares for non-voting shares or for any other securities.

  4.   Conditions        Subject to the provisions of section 86 of the Act, the
       regarding issue   new shares shall be issued upon such terms and
       of new shares     conditions and with such rights and privileges annexed
                         thereto as the Company in general meeting shall
                         prescribe, and in particular such shares may be issued
                         with a preferential or qualified right to dividends and
                         in the distribution of assets of the Company.

  5.   Commission for    The Company may, subject to compliance with the
       placing shares    provision of section 76 of the Act, exercise the power
                         of paying commission.

  6.   Brokerage         The Company may pay on the issue of shares or
                         debentures, such brokerage as may be lawful.

  7.   Power to issue    The Company in General Meeting may determine that any
       shares at a       shares (whether forming part of the original capital
       premium or        or of any increased capital of the Company) shall be
       discount          offered to such persons (whether members or not) in
                         such proportion and such terms and conditions and
                         (subject to compliance with the provisions of Section
                         78 and 79 of the Act) either at a premium or at par or
                         at a discount, as such general meeting shall determine
                         and with full power to give any person (whether a
                         member or not) the option to call for or be allotted
                         shares of any class of the Company either at a premium
                         or at par or (subject to compliance with the provisions
                         of Section 78 of the Act) at a discount in either case
                         such option being exercisable at such time and for such
                         consideration as may be directed by such General
                         Meeting or the Company in General Meeting may make any
                         other provisions whatsoever for the issue, allotment or
                         disposal of any shares.

  8.   Power to issue    Subject to the provisions of Section 80 of the Act,
       Redeemable        such new shares may be issued as Preference Shares
       Preference        which are at the option of the Company are liable to be
       Shares            redeemed, and the resolution authorising such issue
                         shall prescribe the manner, terms and conditions of
                         redemption subject however to the following conditions:

                         a. no such shares shall be redeemed except out of profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purpose of redemption;

                         b. no such shares shall be redeemed unless they are fully paid;

                         c. The premium, if any, payable on redemption shall have been provided for, out of the profits of the Company or Company's share premium account before the shares are redeemed;

                         d. Where any such shares are redeemed otherwise than out of the proceeds of a fresh issue, there shall out of profits which would otherwise have been available for dividend be transferred to a reserve fund, to be called "the Capital Redemption Reserve
                              Fund", a sum equal to the amount required for redeeming the shares, and the provisions of the Act relating to the reduction of the share capital of the Company shall, except as provided in
                              Section 80 of the Act, apply as if the Capital
                              Redemption Reserve Fund were paid up Share Capital of the Company;

                         e. The preference shares shall confer the rights on the holders thereof to be paid out of the profits that may at any time be determined to be distributed among members a fixed cumulative dividend at the rate of 11% per annum, free of Company's tax (but subject to deduction of tax at source at the prescribed rates) on the capital for the time being paid up thereon in priority to the Equity shares;

                         f. The preference shares shall confer the rights on the holders thereof, on winding up, to the repayment of the capital and of any arrears of the fixed cumulative dividend set out in Clause (e) above, whether earned, declared or not, up to the commencement of the winding up in priority to the Equity Shares, out of the surplus assets of the Company, but shall not confer any further rights to participate in the profits or assets of the Company.

                         g. In calculating any fixed percentages on the paid up capital of such preference shares, such percentages shall be calculated up to and as on the date of redemption;


                         h. The preference shares shall be redeemable at par on the expiry of 15 years from the date of allotment thereof, but the Company may at its option and at any time after 12 years from the date of allotment of such preference shares, on giving not less than three months' notice to the holders of such shares redeem at par the whole or any part of the said shares together with a sum equal to the arrears, if any, of the fixed cumulative dividend thereon whether earned, declared or not, up to the date of redemption thereof out of the moneys of the Company which may lawfully be applied for that purpose, provided that if the Company shall at any time determine to redeem a part only of such shares for the time being outstanding, the shares to be so redeemed shall be determined by a draw to be made in such manner as may be decided by the Board of Directors, provided that:

                                i.   in no event the Company shall create
                                     further preference shares or issue any
                                     further preference share capital to rank in priority to the existing preference shares;

                                ii. in the event of the Company creating and/or issuing in future any further preference shares ranking pari-passu with or subordinate to the said preference shares, it would do so only with the consent in writing of the holders of not less than three fourths of the said preference shares than outstanding or with the sanction of a special resolution passed at a separate meeting of the holders of the said preference shares then outstanding.

                         i. The Company shall forthwith give to the holders of the shares liable for redemption notice in writing of its intention to redeem the same and fix a time and place for the redemption and surrender of the certificates of the shares so to be redeemed;

                         j. At the time and place so fixed each holder of such shares shall be bound to surrender to the Company the certificate(s) for his shares to be redeemed and the Company shall pay to him the amount payable in respect of such redemption and where any such certificate(s) comprises any shares which are not liable for redemption the Company shall issue to the holder thereof a fresh certificate;
                              and

                         k. In the event of the Company creating and / or issuing preference shares in future ranking pari passu with or in priority to the redeemable preference shares, it should do so only with the consent in writing of the holders of the said shares then outstanding or with the sanction of a special resolution passed at a separate meeting of the holders of such redeemable preference shares.

  9.   Installment on     If, by the conditions of allotment of any shares, the
       shares to be      whole or part of the amount or issue price thereof
       duly paid         shall be payable by installments, every such installment
                         shall, when due, be paid to the Company by the person
                         who for the time being shall be the member registered
                         in respect of the share or by his executor or
                         administrator

 10.   Liability of      Members who are registered jointly in respect of a
       Joint holder      share shall be severally as well as jointly liable for
       of shares         the payment of all installments and calls due in respect
                         of such share.

 11.   New shares to     When at any time subsequent to the adoption of these
       be offered to     Articles it is proposed to increase the subscribed
       existing          capital of the Company by the issue of new shares then
       members           subject to any directions to the contrary which may be
                         given by the Company in general meeting and subject to
                         those directions such new shares shall be offered to
                         the persons who at the date of the offer are holders of
                         the Equity shares in the Company, in proportion, as
                         nearly as circumstances admit, to the capital paid up
                         on those shares at the date; and such offer shall be
                         made by a notice specifying

                         the number of shares offered and limited a time not being less than 15 days from the date of the offer within which offer, if not accepted will be deemed to have been declined. After the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company.
                         Option or right to call of shares shall not be given to any person or persons without the sanction of the Company in general meeting.

                         Notwithstanding anything herein contained, the new shares aforesaid may be offered to any person, whether or not those persons include the persons who, at the date of the offer, are holders of the Equity Shares of the Company, in any manner whatsoever;

                         a. if special Resolution to that effect is passed by the Company in general meeting; or

                         b. where no such special resolution is passed, if the votes cast (whether on a show of hands or on a poll, as the case may be) in favour of the proposal contained in the resolution moved at the general meeting sanctioning the issue of such shares (including the casting vote, if any, of the Chairman) by members who being entitled so to do vote in person or where proxies are allowed, by proxy, exceed the votes, if any, cast against the proposal by members so entitled and voting and the Central Government is satisfied, on an application made by the Board of Directors in that behalf that the proposal is most beneficial to the Company.

 12.   Trusts not        Save as herein otherwise provided the Company shall be
       recognised        entitled to treat  the member registered in respect of
                         any shares as the absolute owner thereof and
                         accordingly shall not, except as ordered by a Court of
                         competent jurisdiction or as by statute required, be
                         bound to recognize any equitable or other claim to or
                         interest in such share on the part of any other person.

                                  CERTIFICATES

 13.   Certificate of    The certificate of title of shares shall be issued
       shares            under the seal of the Company which shall be affixed
                         in the presence of and signed by(I) two Directors or
                         persons acting on behalf of the Directors under a duly
                         registered power of attorney and (ii) the secretary or
                         some other person appointed by the Board for the
                         purpose; provided that at-least one of the aforesaid
                         two Directors shall be a person other than a Managing
                         or whole-time Director. A Director may sign a share
                         certificate by affixing his signature thereon by means
                         of any machine, equipment or other mechanical means
                         such as engraving in metal or lithography.

                         PROVIDED ALWAYS that, notwithstanding anything contained in this Article, every certificate and every document of title to shares, executed and issued whether for the first time or in renewal of or in exchange for an existing share certificate or other document of title, shall be so executed and issued under the authority of the Board of Directors in accordance with the Companies (Issue of Share
                         Certificates) Rules, 1960, or such other provisions of the Act or Rules made, thereunder, or any statutory modification or reenactment thereof for the time being in force.

 14.   Member's right    Every member shall be entitled to one certificate for
       to certificate    all shares registered in his name or if the Directors
                         so approve to several certificates each one or more
                         shares. In the case of transfers, the Company shall
                         issue the certificate within one month of the lodgment
                         of transfer.



 15.   To which joint    The certificate of shares registered in the name
       holder            of two or more persons shall be delivered to the
       certificates to   person first named on the Register in respect of such
       be issued         joint holding.

                             INTEREST OUT OF CAPITAL

 16.   Interest out of   Where any shares are issued for the purpose of raising
       capital           money to defray the expenses of the construction of
                         any works or buildings or the provision of any plant,
                         which cannot be made profitable for a lengthy period,
                         the Company may pay interest on so much of that share
                         capital as is for the time being paid up, for the
                         period, at the rate and subject to the conditions and
                         restrictions provided by section 208 of the Act, and
                         may charge the same to capital as part of the cost of
                         construction of the work or building or the provision
                         of plant.

                                      CALLS

 17.   Calls             The Directors may, from time to time, subject to the
                         terms on which any shares may have been issued, and
                         subject to Section 91 of the Act, make such calls as
                         they think fit upon the members in respect of all
                         moneys unpaid on the shares held by them respectively,
                         and not by the conditions of allotment thereof made
                         payable at fixed times, and each member shall pay the
                         amount of every call so made on him to the person and
                         at the time and place appointed by the Directors. A
                         call may be made payable by installments and shall be
                         deemed to have been made at the time when the
                         resolution of the Directors authorizing such call was
                         passed.

 18.   Restriction on    No call shall be made payable within one month, after
       power to make     the last preceding call was payable. Not less than
       calls and
       notice            thirty days notice of any calcall shall be given
                         specifying the time and place of payment and to whom
                         such call be paid.

 19.   When interest     If the sum payable in respect of any call or installment
       on call or        be not paid on or before the day appointed for payment
       installment        thereof, the holder for the time being of the share in
       payable           respect of which the call shall have been made or the
                         installment shall be due shall pay interest for the same
                         at the rate of 12% per annum from the day appointed for
                         the payment thereof to the time of the actual payment
                         or at such other lower rate as the Directors may
                         determine. The Directors shall be at liberty to waive
                         payment of any such interest wholly or in part.

 20.   Amount payable    If by the terms of issue of any shares or otherwise,
       at fixed times    any amount is made payable at any fixed time or by
       or by             installment at fixed times, whether on account of the
       installments       amount of the share or by way of premium, every such
       payable as        amount or installment shall be payable as if it were a
       calls             call duly made by the Directors and of which due notice
                         had been given and all the provisions herein contained
                         in respect of calls shall relate to such amount or
                         installment accordingly.

 21.   Evidence in       Subject to the provision of the Act and these Articles,
       action by the     on the trail or hearing of any action or suit brought
       Company against   by the Company against any Shareholder or his
       Shareholders      representative to recover any debt or money claimed to
                         be done to he Company in respect of his shares it will
                         be sufficient to prove that the name of the defendant
                         is or was, when the claim arose, on the register of the
                         Company as a holder, or one of the holders, of the
                         shares inn respect of which such claim is made, and
                         that the amount claimed is not entered as paid in the
                         books of the Company and it shall not be necessary to
                         prove the appointment of the Directors who made any
                         call, nor that a quorum of Directors was present at the
                         meeting at which the call was made nor that the meeting
                         at which the call was made duly convened or constituted
                         nor any other matter whatsoever, but the proof of the
                         matters aforesaid shall be conclusive evidence of the
                         debt.

 22.   Payment of        The Directors may, if they think fit, receive from any
       calls in          member willing to advance the same, all or any part of
       advance           the money due upon the shares held by him beyond

                         the sums actually called for, and upon the money so paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate (not being more than twelve percent per annum) as the Directors think fit, Money so paid in excess of the amount of calls shall not rank for dividends, or confer a right to participate in profits or exercise voting rights.
                         The Directors may at any time repay the amount so advanced upon giving to such member not less than three months notice in writing.


 23.   Partial payment   Neither the receipt by the Company of a portion of any
       not to preclude   money shall from time to time be due from any member
       forfeiture        to the Company in respect of his shares, either by way
                         of principal or interest nor nay indulgence granted by
                         the Company in respect of the payment of any such
                         money, shall preclude the Company from thereafter
                         proceeding to enforce a forfeiture of such shares as
                         hereinafter provided.

 24. A call may be revoked or postponed at the discretion of the Directors.

                         FORFEITURE, SURRENDER AND LIEN

 25.   If call or        If any member fails to pay the whole or any part of
       installment not   any call or installment or any money due in respect of
       paid notice may   any shares either by way of principal or interest on
       be given          or before the day appointed for the payment of the same
                         or any extension thereof, the Directors may at any time
                         thereafter during such time as the call or installment
                         remains unpaid or decree remains unsatisfied serve a
                         notice on such member or remains unpaid or decree
                         remains unsatisfied serve a notice on such member or on
                         the person (if any) entitled to share by transmission,
                         requiring him to pay such call or installment or such
                         part thereof or other moneys as remain unpaid together
                         with any interest that may have accrued and all
                         expenses (legal or otherwise) that may have been
                         incurred by the Company by reason of such nonpayment.

 26.   Terms of          The notice aforesaid shall name a day (not being less
       forfeiture        than fourteen days from the date of service of the
                         notice) and places or place and at which the money is
                         to be paid and the notice shall also state that in the
                         event of the non-payment of such money at the time and
                         place appointed, the shares in respect of which the
                         same is owing will be liable to be forfeited.

 27.   In default of     If the requisition of any such notice shall not be
       payment shares    complied with, every or any share in respect of which
       may be            the notice is given may at any time thereafter, before
       forfeited         payment of all calls or installments, interest and
                         expenses due in respect thereof, be forfeited by a
                         resolution of the Directors to that effect.

 28.   Notice of         When any share is declared to be forfeited, notice of
       forfeiture to     forfeiture shall be given to the member in whose name
       member and        it stood immediately prior to forfeiture and an entry
       register          of the forfeiture with the date thereof, shall
                         forthwith be made in the Register but no forfeiture
                         shall be in any manner invalidated by any omission or
                         neglect to give such notice or to make any entry as
                         aforesaid.

 29.   Forfeited         Every share so forfeited as aforesaid shall thereupon
       shares to         be the property of the Company and may be sold, or
       become property   otherwise dispose of either to the original holder
       of the Company    thereof or to any other person upon such terms and in
                         such manner as the Board shall think fit.

 30.   Power to annual   The Directors may at any time before any share so
       forfeiture        forfeited, shall have been sold, or otherwise disposed
                         of, annual the forfeiture thereof upon such conditions
                         as they, may think fit.

31       Members shall be liable    Any member whose share may be forfeited
         to pay money owing, at     shall notwithstanding the forfeiture, be
         the time of forfeiture     liable to pay and shall forthwith pay to the
         and interest               Company all calls and other moneys owing
                                    upon the shares at the time of the
                                    forfeiture together with interest thereon from the time of the forfeiture, until payment, at nine percent per annum, and the Directors may enforce the payment thereof if they think fit, but shall not be under any obligation to do so.

32       Effect of forfeiture       The forfeiture of a share shall involve the
                                    extinction of all interest in and also of, all claims and demands against the Company in respect of the share and all other rights incidental to the share, except only such of those rights as by these Articles are expressly saved.

33       Certificate of             A certificate in writing under the hand of a
         forfeiture                 Director or the secretary that the call or
                                    other moneys in respect of a share was or were due and payable and notice thereof given and that default in payment of the call or other moneys was made, and that the forfeiture of the shares was made, by a resolution of the Directors to that effect, shall be conclusive evidence of the facts stated therein as against all persons entitled to such shares.

34       Title of purchaser of      The Company may receive the consideration,
         forfeited shares           given for the share on any sale or other
                                    disposition thereof and the person to whom such share is sold, or disposed of may be registered as the holder of the share and he shall not be bound to see to the application of the consideration, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or other disposal of the same.

35       Directors may accept       The Directors may at any time, subject to
         surrender of shares        the provisions of the Act, accept the
                                    surrender of any share from or by a member desirous of surrendering on such terms as the Directors may think fit.

36       Company's lien on          The Company shall have no lien on its fully
         shares                     paid-up shares. In the case of partly
                                    paid-up shares, the Company shall have a lien only to the extent of all moneys called or payable at a fixed time in respect of such shares, otherwise such partly paid-up shares shall be free from any lien of the Company. Any lien on shares shall extend to all dividends from time to time declared in respect of such shares.

37.      As to enforcing lien by    For the purpose of enforcing, such lien, the
         sale                       Board of Directors may sell the shares
                                    subject thereto in such manner as they think fit, but no sale shall be made unless the sum in respect of which the lien exists is presently payable and until notice in writing of the intention to sell shall have been served on such member, his executors or administrators or his committee, curator bonis, or other legal representatives as the case may be, and default shall have been made by him or them in the payment of the sum payable as aforesaid for fourteen days after the date of service of such notice. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as a holder of the shares comprised in any such transfer.
                                    Upon any such sale as aforesaid, the
                                    existing certificate(s) in respect of the shares sold shall stand cancelled and become null and void and of no effect, and the Directors shall be entitled to issue a new certificate or certificates in lieu thereof to the purchaser or purchasers concerned.

38.      Application of proceeds    The net proceeds of the sale shall be
         of sale                    received by the Company and on the payment
                                    of the costs of such sale be applied in
                                    payment of such part of the amount in
                                    respect of which the lien exists as is
                                    presently payable and the residue if any, shall

                FOREIGN REGISTER OF MEMBERS AND DEBENTURE-HOLDERS

39       Foreign Register of        The Company shall have power to keep foreign
         Members and form           register of members or debenture holders in
                                    any country or state outside India as may be decided by the Board from time to time. If any shares are to be entered in any such register, the instrument of transfer shall be in a form recognised under the law of such country or state or in such form as may be approved by the Board.

                       TRANSFER AND TRANSMISSION OF SHARES

40       Form of transfer           Shares in the Company shall be transferred
                                    in accordance with the provisions of the
                                    Section 108 of the Act by an instrument in writing in the prescribed form under the companies (Central Government's General
                                    Rules and Forms, 1956) or any statutory
                                    modification thereof for the time being in force.

41       Directors may refuse to    Subject to the right of appeal as conferred
         register transfer          by Section III of the Act, the Directors,
                                    may, at their own absolute and uncontrolled discretion and without assigning any reason decline to register or acknowledge any transfer of shares and in particular may so decline in any case in which the Company has lien upon the shares or any of them or whilst any moneys in respect of the shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Directors and such refusal shall not be affected by the fact that the proposed transferee is already a member.
                                    Provided that registration of a transfer shall not be refused on the grounds of the transferor being either alone or jointly with any person or persons indebted to the Company on any account whatsoever except a lien. The registration of a transfer shall be conclusive evidence of the approval of the Directors of the transferee.

42       Notice to transferee       If the Board of Directors refuse to register
         and transferor on          a transfer of any shares, they shall within
         refusal to transfer        one month from the date on which the
         shares                     transfer was lodged with the Company send to
                                    the transferee and the transferor notice of the refusal.

43       Custody of the             The instrument of transfer shall after
         instrument of transfer     registration be retained by the Company and
                                    shall remain in its custody. All instruments of transfer which the Directors may decline to register, shall be returned to the persons depositing the same.

44       Closure of transfer        The Directors shall have power, on giving
         books etc.,                not less than thirty days previous notice by
                                    advertisement as required by Section 154 of the Act, to close the Register of Members or the Register of Debenture holders for such period or periods of time not exceeding in the whole 45 days in each year but not exceeding 30 days at a time as they may deem fit.

45       Title of shares of         The executor or administrator of a deceased
         deceased holder            member or holder of a succession certificate
                                    shall be the only persons recognised by the Company as having any title to his shares and the Company shall not be bound to recognise such executor or administrator or holder of a succession certificate unless such executor or administrator shall have first obtained probate, letters of administration or other legal representation as the case may be from a duly constituted court in India, or from any authority empowered by any law to grant such other legal representation; provided that in any case where the Board in their absolute discretion think fit, the Board may dispense with the production of Probate or Letters of Administration or other legal representation and under the next Article register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member upon such terms as to indemnity or otherwise as the Directors may deem fit.

46       Registration of persons    Subject to the provision of the Act and
         entitled to share          these Articles any person becoming entered
         otherwise than by          or referred to in some books of the Company,
         transfer (transmission)    but the Company shall nevertheless be at
                                    liberty to subject to like lien for sums not presently payable as existed upon the shares before the sale, be paid to the person entitled to the shares at the date of the sale entitled to a share in consequence of the death, bankruptcy, or insolvency of any member or by any lawful means other than by a transfer in accordance with these presents may with the consent of the Directors which they shall not be under any obligation to give upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the Board may think sufficient and upon giving such indemnity as the Directors may require either be registered himself as the holder of the shares or elect to have some person nominated by him and approved by the Board, registered as such holder, provided nevertheless that if such person shall elect to have his nominee registered he shall testify the execution, by his nominee of instrument of transfer of the shares in accordance with the provisions herein contained, and until he does so, he shall not be free from any liability in respect of the share. This Article is hereinafter referred to be "The Transmission
                                    Article".

47       Refusal to Register        Subject to the provisions of the Act and
         Transmission of share      these Articles, the Directors shall have the
                                    same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee names in any ordinary transfer presented for registration.

48       Board may require          Every transmission of a share shall be
         evidence of                verified in such manner as the Directors may
         transmission               require and the Company may refuse to
                                    register any such transmission until the same be so verified or unless such indemnity be given to the Company with regard to such registration which the Board at its discretion shall consider sufficient provided nevertheless that there shall not be any obligation on the Company or the board to accept any indemnity.

49       Fee on transfer or         No fee shall be charged for the following:
         transmission

                                    i.       for registration of transfers,
                                             sub-division and consolidation of
                                             Certificates and for letters of
                                             allotment and for split,
                                             consolidation renewal and pucca
                                             transfer receipts into
                                             denominations corresponding to the
                                             market units of trading.

                                    ii.      for sub-division of renounceable
                                             letter of right:

                                    iii.     for issue of New Certificates in
                                             replacement of those which are old,
                                             decrepit or worn out or when the
                                             cages on the reverse for recording
                                             transfers have been fully utilised.

                                    iii.     for registration of any power of
                                             attorney, probate, letters of
                                             administration, marriage or death
                                             certificates or for similar other
                                             documents.

49A. "The Board of Directors or a committee thereof can refuse a request by a member to split his/her shares into shares of smaller lots unless such split is for making his/her holding into market lot".

50       The Company not liable     The Company shall incur no liability or
         for disregard of a         responsibility whatever in consequence of
         notice prohibiting         their registering or giving effect to any
         registration of a          transfer of shares made, or purporting to be
         transfer                   made, by any apparent legal owner thereof
                                    (as shown or appearing or claiming any
                                    equitable right title or interest to or in the same shares notwithstanding that the Company have had notice of such equitable right, title or interest or notice prohibition registrations of such transfer, and may have entered such notice or referred thereto in any book of the Company; and the Company shall not be bound or required to regard or attend or give effect to notice which may be given to them of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting to do so; though it may have been entered or referred to in some books of the company, but the company shall nevertheless be at liberty to regard and attend to such notice and give effect thereto if the Directors shall so think fit.

             INCREASE, REDUCTION AND ALTERATION IN AUTHORISED ISSUED
                             AND SUBSCRIBED CAPITAL

51       Increase of authorised     The Company may from time to time in general
         share capital              meeting by a resolution which may be special
                                    or ordinary resolution alter the conditions of its memorandum by increase of authorised share capital by creation of new shares of such amount as it thinks expedient.

52       Redeemable preference      The Company may from time to time in general
         shares increase of         meeting by special resolution increase its
         subscribed capital         subscribed share capital by issue of new
                                    shares upon such terms and conditions and with such rights and privileges annexed thereto as by the general meeting issuing the same shall be directed and in particular subject to the provisions of Articles 3 to 11 thereof such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company provided always that any preference shares may be issued in the terms that they are or at the option of the Company are to be liable to be redeemed and on such terms and conditions of redemption as may be prescribed.

53       Increased capital same     Except so far as may be otherwise provided
         as original capital        by the condition of issue or by these
                                    present any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of call and installment transfer and transmission, forfeiture, lien, surrender, voting and otherwise.

54       Provisions in case of      Notwithstanding anything contained to these
         redeemable preference      Articles in the case of the issue of
         shares                     Redeemable preference shares under the
                                    provisions of Article 52 hereof the
                                    provisions of section 80 of the Act shall apply.

55       Reduction of capital       The Company may (subject to the provisions
                                    of section 100 to 105 of the Act) from time to time by special resolution reduce its share capital or any capital redemption reserve account or share premium account in any way authorised by law and in particular may pay off any paid up share capital upon the footing that it may be called up again;
                                    or otherwise, and may if and as far as if necessary alter its Memorandum by reducing the amount of its shares capital and of its shares accordingly.

56       Consolidation division     The Company may in general meeting alter the
         and sub-division           conditions of Memorandum as follows:

                                    a.       Consolidation and divide all or any
                                             of its share capital into shares of
                                             larger amount than its existing
                                             shares.

                                    b.       Sub-divide its shares or any of
                                             them into shares of smaller amount
                                             than originally fixed by the
                                             Memorandum, subject nevertheless to
                                             the provisions of section 94(i) (d)
                                             of the Act and of these Articles.

                                    c.       Cancel shares which, at the date of
                                             the passing of the resolution in
                                             that behalf have not been taken or
                                             agreed to be taken by any person
                                             and diminish the amount of its
                                             share capital by the amount of the
                                             shares so cancelled.

57       Issue of further Pari-     The rights conferred upon the holders of the
         Passu Shares not to        shares of any class issued with preferred or
         affect the right of        other rights shall not, unless otherwise
         shares already issued      expressly provided by the terms of the issue
                                    of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pair passu therewith, but in no respect in priority thereto.

                          MODIFICATION OF CLASS RIGHTS

58       Power to modify rights     If at any time the capital by reason of the
                                    issue of preference shares or otherwise is divided into different classes of share, all or any of the rights and privilege attached to each class may, subject to the provisions of section 106 and 107 of Act, be modified
                                    /abrogated with

                                    a.       The consent of the holders of not
                                             less than three fourths of the
                                             issued shares of that class, or

                                    b.       The sanction of special resolution
                                             passed at a separate meeting of the
                                             holders of the issued shares of
                                             that class. To every such separate
                                             meetings, the provisions herein
                                             contained as to general meeting
                                             shall mutates mutandis apply.

                                  JOINT HOLDERS

59       Joint holders              Where two or more persons are registered as
                                    the holders of any shares, they shall be deemed to hold the same as joint tenants with benefits of the survivorship subject to the following and other provisions contained in the these Articles.

                                    a.       The Company shall be entitled to
                                             decline to register more than four
                                             persons as the joint holders of any
                                             share.

                                    b.       The joint holders of any shares
                                             shall be liable severally as well
                                             as jointly for and in respect of
                                             all calls and other payments which
                                             ought to be made in respect of such
                                             shares.

                                    c.       On the death of any such joint
                                             holders the survivor or survivors
                                             shall be the only persons or
                                             persons recognised by the Company
                                             as having any title or interest in
                                             the share but the Directors may
                                             require such evidence of death as
                                             they deem fit and nothing herein
                                             contained shall be taken to release
                                             the estate, of deceased joint
                                             holder from any liability on shares
                                             held by him jointly with any other
                                             person or persons.

                                    d.       Any of the joint holders may give
                                             effectual receipt of any dividends
                                             or other moneys payable in respect
                                             of such shares.

                                    e.       Only the person whose name stands
                                             first in the Register as one of the
                                             joint holders of any shares, shall
                                             be entitled to the delivery of the
                                             certificate relating to such shares
                                             or to receive documents (which
                                             expression shall be deemed to
                                             include documents referred to in
                                             Article 154) from the Company and
                                             any documents served on or sent to
                                             such person shall be deemed as good
                                             service on all the joint holders.

                                    f.       Any one of two or more joint
                                             holders may vote at any meeting
                                             either personally or by proxy in
                                             respect of such shares as if he
                                             were solely entitled thereto and if
                                             more than one of such joint holders
                                             be present at any meeting
                                             personally or by proxy, then one of
                                             such persons so present whose names
                                             stands first or higher (as the case
                                             may be) on the Register in respect
                                             of such share shall alone be
                                             entitled to vote in respect thereof
                                             but other or others of the joint
                                             holders shall be entitled to be
                                             present at any meeting personally
                                             Several executors or administrators
                                             of a deceased member in whose
                                             (deceased member's) sole name any
                                             shares stand shall for the purpose
                                             of this sub article be deemed joint
                                             holders.

                                BORROWING POWERS

60       Power to borrow            Subject to the provisions of Section 58A,
                                    58B, 292 and 293 and other provisions of the Act and these Articles and without prejudice to the other powers conferred by these Articles, the Directors shall have the power from time to time at their discretion to accept deposits from members of the Company either in advance on calls or otherwise and generally to raise or borrow or secure the payment of any sum of money for the purpose of the Company provided that the aggregate of the amount borrowed (apart from temporary loans as defined in Section 293 of the Act obtained from the Company's bankers in the ordinary course of business) and remaining outstanding and undischarged at the time, shall not, without the consent of the Company general meeting exceed the aggregate of the paid up capital of the Company and its free reserves, that is to say reserves not set apart for any specific purpose.

61       Condition on which         Subject to the provisions of the Act and
         money may be               these Articles, the Board may raise and
         borrowed                   secure the payment or repayment of such sum
                                    or sums in such manner and upon such terms and conditions in all respects at they think fit and in particular by the issue of bonds perpetual or redeemable debentures, debenture stock or any mortgage or charge or other security on the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

62       Bonds, debenture etc.,     Any Bond, stock or other securities issued
         to be under the control    or to be issued by the Company shall be
         of Directors               under the control of the directors who may
                                    issue upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

63       Securities may be          Debentures, debenture stock, bonds and other
         assemble free from         securities may be made assemble free from
         equities                   any equities between the Company and the
                                    person to whom the same way be issued.

64       Issue at discount etc.,    Any bonds, debentures, debenture stock, or
         or with special            other securities may be issued at a
         privilege                  discount, premium or otherwise and with any
                                    special privilege and conditions as to
                                    redemption, surrender, drawing allotment of shares attending at General Meeting provided that debentures with the right of conversion into shares shall not be issued except in conformity with the provisions of section
                                    81(3) of the Act.

65       Indemnity may be given     Subject to the provisions of the Act and
                                    these Articles if the Directors or any other person shall incur or be about to incur any liability or surety for the payment of any sum primarily due from the Company, the board may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the director or person so becoming liable as aforesaid from and against any loss in respect of such liability

                                 GENERAL MEETING

67       Annual General Meeting     Subject to the provisions of the Act, the
                                    Company shall hold from time to time as
                                    provided by the Act in addition to any other meeting a general as its Annual General
                                    Meeting. The provisions of Section 166 read with Section 210 of the Act shall apply to such Annual General Meeting.

68       Annual General Meeting     Every Annual General Meeting shall be called
         when to be held            for a time during business hours and on such
                                    day (not being a public holiday) as the
                                    Directors may from time to time determine and it shall be held either at the Registered Office of the Company or at any place within the city town or village in which the office of the Company for the time being is situated.

69       Extraordinary General      a.       All General Meetings other than
         Meeting                             Annual General Meeting shall be
                                             called Extraordinary General
                                             Meetings.

                                    b.       The Board of Directors may,
                                             whenever it thinks fit, call an
                                             Extraordinary General Meeting.

70       Calling of                 The board of directors shall on due
         Extraordinary General      requisition of members in accordance with
         Meeting or requisition     section 169(4) of the Act, forthwith proceed
                                    to call an Extraordinary General Meeting and the provisions of Section 169 of the Act, shall apply in respect of such meeting.

71       Notice of Meeting          Save as permitted under Section 171(2) of
                                    the Act, a General Meeting of the Company may be called by giving not less than twenty one days notice in writing.

72       Special Business           a. In the case of an Annual General Meeting
                                    the business to the transacted at the
                                    meeting shall be deemed special, with the exception of business relating to:

                                    i.       The consideration of the accounts,
                                             balance sheet and profit and loss
                                             account and the report of the Board
                                             of Directors and of the auditors;

                                    ii.      the declaration of a dividend;

                                    ii.      the appointment of directors in the
                                             place of those retiring and

                                    iv.      The appointment of and the fixing
                                             of the remuneration of the
                                             auditors.

                                    In the case of any other meeting all
                                    business shall be deemed special

                                    a.       Where any items of business to be
                                             transacted at the meeting are
                                             deemed to be special as aforesaid,
                                             there shall be annexed to the
                                             notice material facts regarding
                                             each such item of business
                                             including in particular, the nature
                                             and extent of the interest if any,
                                             therein of every Director of the
                                             Company.

                                    Provided that where any item of special
                                    business as aforesaid to be transacted at a meeting of the Company relates to, or affects any other Company the extent of shareholding interest in that other Company or every director of the Company shall also be set out in the explanatory statement, if the extent of such shareholding interest is not less than twenty percent of the paid-up share capital of that other Company.

                                    C.       Where any item of business to be
                                             transacted at any general meeting
                                             of the Company consist of according
                                             of approval to any document , the
                                             time and place where the document
                                             can be inspected shall be specified
                                             in the statement aforesaid.

73       Contents and service of    Notice of every meeting shall be given to
         notice                     the members and to such other person or
                                    persons as required by and in accordance with Section 172 and 173 of the Act and it shall be served in the manner authorised by section 53 of the Act.

                         PROCEEDINGS AT GENERAL MEETING

74       Quorum of General          At least five members entitled to vote and
         Meeting                    present in person shall be quorum for a
                                    General Meeting. No. business shall be
                                    transacted at any General Meeting unless the quorum requisite be present at the commencement of a business.

75       If quorum not present      If within half an hour from the time
         meeting to be dissolved    appointed for holding a meeting of the
         or adjourned               Company, a quorum is not present, the
                                    meeting if called upon at the requisition of members, shall stand dissolved. In any other case the meeting shall stand adjourned to the same day in the next week (not being a public holiday) at the same time and place, or to such other day and at such other time and place as the Board may determined.

76       Adjourned Meeting to       If at any adjourned meeting also a quorum is
         transact business          not present within half an hour of the time
                                    appointed for holding the meeting the
                                    members present, whatever their number (not being less than two) shall be the quorum and shall have power to decide upon all the matters which could properly have been disposed of at the meeting for which the adjournment took place.

77       Chairman of the Meeting    The Chairman (if any) of the Board of
                                    Directors shall, if present preside as
                                    Chairman at every General Meeting whether
                                    Annual or Extraordinary but if there be no such Chairman, or in case of his absence or refusal any one of the Directors present, shall be chosen to be the Chairman of the Meeting.

78       Member a Chairman          If at any meeting a quorum of members shall
                                    be present and the Chair shall not be taken by the Chairman of the Board or by a Director at the expiration of half an hour from the time appointed for holding the meeting or if before the expiration of half an hour from the time appointed for holding the meeting all the directors shall decline to take the chair, the member present shall on a show of hands choose one of the their own number to the Chairman of the meeting.

79       Business confined to       No business shall be discussed at any
         election of chairman       General Meeting except the election of the
         whilst chair vacant        Chairman whilst the Chair is vacant. If a
                                    poll is demanded on the election of the
                                    Chairman it shall be taken forthwith in
                                    accordance with the provisions of the Act and these Articles.

80       Chairman with consent      The Chairman may with the consent of any
         may adjourn meeting        meeting at which quorum is present, and
                                    shall if so directed by the meeting adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

81       Notice to be given         When a meeting is adjourned for thirty days
         where a meeting            or more notice of the adjourned meeting
         adjourned                  shall be given as in he case of original
                                    meeting. Save as aforesaid it shall not be necessary to give any notice of the adjournment or of the business to be transacted at the adjourned meeting.

82       Resolution how decided     At any General Meeting provisions of Section
                                    177 and 185 of the Act shall apply provided that in case of equality of votes whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a member

83       Time of taking poll        a.       (1) A poll demanded on a question
                                    of adjournment shall be taken forthwith.

                                             (2)A poll demanded on any other
                                    question (not being a question relating to the election of a Chairman which is provided for above) shall be taken at such time not being later than forty eight hours from the time when the demand was made, as the Chairman may direct.

         Other business may         b.       The demand of poll shall not
         proceed notwithstanding             prevent the continuance of a
         demand of poll                      meeting for the transaction of any
                                             business other than the question on
                                             which a poll has been demanded.

         Scrutineers at poll        c.   (1) Where a poll is to be taken the
                                             Chairman of the meeting shall
                                             appoint two scrutineers to
                                             scrutinist the votes given on the
                                             poll and to report thereon to him.

                                         (2) The Chairman shall have power, at
                                             any time before the result of the
                                             poll is declared, to remove a
                                             scrutineer from office and to fill
                                             vacancies in the office of the
                                             scrutineers arising from such
                                             removal or from any other cause.

                                         (3) Of the two scrutineers, one shall
                                             always be a member (not being on
                                             Officer or Employee of the Company)
                                             present at the meeting.

84       Reports, Statement and     At every Annual General Meeting of the
         register to be laid on     Company there shall be laid on the table,
         table                      the Directors report and audited statement
                                    of accounts, Auditors report, the proxy
                                    register with the proxies and the Register of Director's share holdings mentioned under
                                    Section 307 of the Act. The Auditors' Report shall be read before the members in such General Meeting and shall be open to inspection by any member of the Company.

85       Minutes of General and     The Board shall cause minutes of all
         Board Meeting              proceedings of every general meeting and of
                                    all proceedings of every meeting of the
                                    Board of Directors or of every committee of the board to be kept in accordance with section 193 of the Act.

86       Inspection of minute       The books containing the minutes of the
         books of general meeting   proceedings of general meetings of the
                                    Company shall be kept at the office of the Company and be open to the inspection of members as prescribed by section 196 of the Act.

                                VOTES OF MEMBERS

87       Votes may be given by      Subject to the provisions of the Act, and
         proxy                      these Articles, votes may be given either
                                    personally or by proxy or in the case of a body corporate by a representative duly authorised under section 187 of the Act, and
                                    Article 89 hereof.

88       Voting rights              Subject to the provisions of the Act, ( and
                                    in particular of Sections 87 and 92 (2)
                                    thereof) and these Articles;

                                    1.       Upon a show of hands every member
                                             holding equity shares and entitled
                                             to vote and present in person
                                             (including an attorney or a
                                             representative of a body corporate
                                             as mentioned in Article 89) shall
                                             have one vote.

                                    2.       Upon a poll the voting right of
                                             every member holding equity shares
                                             and entitled to vote and present in
                                             person (including a body corporate
                                             present as aforesaid) or by proxy
                                             shall be in proportion to his share
                                             in the paid-up equity capital of
                                             the Company.

                                    3.       The voting right of every member
                                             holding preference shares if any
                                             shall upon a show of hands or upon
                                             a poll be subject to the
                                             provisions, limitations and
                                             restrictions laid down in Section
                                             87 of the Act.

89       No voting by proxy on      No member not personally present shall be
         show of hands              entitled to vote on a show of hands unless
                                    such member is a body corporate present by attorney or by representative duly authorised under section 187 of the Act in which case attorney or representative may vote on show of hands as if he were an individual member of the Company.

90       Restriction on exercise    Subject to the provisions of the Act, no
         of rights                  member shall be entitled to voting right in
                                    respect of any shares registered in his name on which any calls or other sums presently payable by him, have not been paid or in regard to which the Company has exercised any right or lien.

91       Votes in respect of        Any person entitled under the Transmission
         deceased, insolvent        clause (Article 46 hereof) to transfer any
         members                    shares, may vote at any general meeting in
                                    respect thereof as if he was the registered holder of such shares, provided that at least forty-eight hours before the time of holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote he shall satisfy the Board of his right to transfer such shares unless the Board shall have previously admitted his right to vote at such meeting in respect thereof.

92       Right of member to use     On a poll taken at a meeting of the Company,
         his votes differently      a member entitled to more than one vote, or
                                    his proxy, or other person entitled to vote for him as the case may be need not if he votes, use all votes in the same manner.

93       How members non            If any shareholder be lunatic, idiot or non
         composement is or minors    composement is the votes in respect of his
         may vote                   share or shares shall be cast by his
                                    committee or other legal guardian and if any shares are registered in the name of minor through his guardian, the vote in respect of such shares shall be cast by that guardian or any one of the guardians if more than one.

94       Instrument appointing a    The instrument appointing a proxy and the
         proxy to be deposit at     power of Attorney or other authority (if
         the office                 any) under which it is signed or a
                                    notarially certified copy of that power or authority shall be deposited at the office not less than forty-eight hours before the time for holding the meetings at which the persons named in the instrument proposes to vote and in default the instrument of proxy shall be treated as valid.

95       Form of proxy              An instrument appointing a proxy shall be in
                                    either of the forms in Schedule IX to the Act or a form as near thereto as circumstances admit.

96       Custody of the             Any instrument of appointment of proxy
         instrument                 deposited as aforesaid shall remain
                                    permanently or for such time as the
                                    directors may determine in the custody of the Company.

97       Validity of votes given    A vote cast in accordance with the terms of
         by proxy                   an instrument of proxy shall be valid
         notwithstanding            notwithstanding the previous insanity or
         death etc., of member      lunacy or death of the principal or
                                    revocation of the proxy as the case may be or any power of attorney, under which such proxy was signed, or the transfer of the share in respect of which the vote is given provided that no intimation in writing of the insanity, lunacy, death, revocation or transfer shall have been received at the office before the meeting.

98       Time for objection to      Subject to the provisions of the Act, and
         vote                       these Articles no objection shall be made to
                                    the validity of any vote except at the
                                    meeting or poll at which such vote shall be tendered and every vote, whether given personally or by proxy or by any means hereby authorised and not disallowed at such meeting or poll, shall be deemed valid for all purposes of meeting or poll whatsoever.

99       Chairman of the meeting    Subject to the provisions of the Act, and
         to be the judge            these Articles, the Chairman of any of
         validity of any vote       meeting shall be the sole judge of the
                                    validity of every vote tendered at such
                                    meeting Subject as aforesaid the Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

100      Number of Directors        Unless otherwise determined by a General
                                    Meeting, the number of Directors shall not be less than three nor more than twenty.

101 The following are the Directors of the Company at the time of adoption of these
                                    Articles:

                                    1. Dr. Kallam Anji Reddy  (Chairman)

                                    2. Kallam Ranga Reddy

                                    3. Adapa Subba Reddy

                                    4. Madabushini Purushottam Chary (Managing
                                       Director)

                                    5. Dr. Mullapudi Venkat Rao (Nominee of
                                       APIDC)

102      Appointment of             The Board of Directors of the Company may
         Alternate Director         appoint an alternate Director act for a
                                    Director (hereinafter called the "original director") during his absence for a period of a not less than three months from the State in which the meeting of the Board are ordinarily held and such appointment shall have effect and such appointee whilst he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend and to vote there at accordingly. An alternate Director appointed under this Article shall not hold office as such for a period longer than permissible to the original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to the said State. If the terms of office of the Original Directors is determined before he so returns to the said State, any provisions in the Act or these Articles for the automatic reappointment of retiring
                                    Director in default of another appointment shall apply to the original Director and not to the Alternate Director.

103      Additional Director        The Board shall have power from time to time
                                    and at any time to appoint any person as Director as an addition to the Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by these articles. Any director so appointed shall hold office only up to the date of the next annual general meeting of the Company and shall then be eligible for appointment by that meeting, subject to the provision of
                                    Section 257 of the Act.

104      Casual Vacancy             Subject to the provisions of Section 284 (6)
                                    and other applicable provisions (if any) of the Act if the office of a Director appointed by the Company in general meeting is vacated before his terms of office will expire in the normal course, the resulting casual vacancy may, in default of and subject to any regulation contained in these articles be filled by the by the Board of Directors. Any person so place he is appointed would have held office if it had not been vacated as aforesaid.

105      Qualification of           A director shall not be required to hold any
         Director                   qualification shares and a person may be
                                    appointed as director notwithstanding that he holds no share in the Company.

106      Remuneration of            Subject to the provisions of Sections, 198,
         Directors                  309, 310, 311 and 314 of the Act, the
                                    remuneration and travelling expenses payable to the Directors of the Company may be as hereinafter provided.

                                    a.   Directors shall be entitled to receive
                                         out of the funds of the Company for
                                         their services in attending meeting of
                                         the Board or a committee of the Board,
                                         a fee as may be specified under the
                                         Act.

                                    b.   In addition to the remuneration payable
                                         as above, the Board of Directors may
                                         allow and pay to any Directors who is
                                         not a bonafide resident of the place
                                         where a meeting is held and who shall
                                         come to such place for the purpose of
                                         attending the meeting such sum as the
                                         Board may consider fair compensation,
                                         for travelling hotel and other expenses
                                         in-cured by him, in
                                    attending and returning from meeting of the Board of Directors or any committee thereof.

                                    c.   If any Director be called upon to
                                         perform extra services or special
                                         exertion or efforts, the Board may
                                         arrange with such Director for such
                                         special remuneration for such extra
                                         services or special exertions or
                                         efforts either by arrange with such
                                         Director for such special remuneration
                                         for such extra services or special
                                         exertions or efforts either by a fixed
                                         sum or otherwise as may be determined
                                         by the Board subject to the provisions
                                         of the Act and such remuneration may be
                                         in addition to his remuneration above
                                         provided.

                                    d.   In addition to he remuneration payable
                                         under clause (c) above, the Directors
                                         may allow and pay to any Directors such
                                         sum as the Board may consider fair
                                         compensation for travelling, hotel and
                                         other expenses incurred by him in
                                         connection with the business of the
                                         Company.

                                    e.   Director may be paid full-time
                                         remuneration by way of commission at
                                         the rate of 1 percent (one percent) or
                                         up to 3 percent (three percent) of the
                                         net profits of the Company calculated
                                         in accordance with the provisions of
                                         the Act, and such remuneration shall be
                                         divided amongst the Directors in such
                                         proportion and manner as the Board may,
                                         from time to time, determine and in
                                         default of such determination, shall be
                                         divided amongst them, equally.

107      Appointment of nominee     Notwithstanding anything to the contrary
         directors                  contained in these Articles, so long as any
                                    money remain owing by the Company to the Industrial Development bank of India (IDBI),
                                    Industrial Finance corporation of India
                                    (IFCI), Industrial Credit and Investment
                                    Corporation of India Limited (ICICI) and
                                    Life Insurance Corporation of India (LIC) or to any other Finance Corporation or Credit
                                    Corporation or to any other financing
                                    Company or body out of any loans granted by them to the Company or so long as IDBI, IFCI, ICICI and LIC or any other Finance
                                    Corporation or Credit Corporation or any other Financing Company or Body (each of which IDBI, IFCI, ICICI, and LIC or any other Finance Corporation or any other
                                    Financing Company or body is hereinafter in this Article referred to as the participating institutions) continue to hold debentures in the Company by direct subscription or private placement, or so long as the participating institutions hold shares in the Company as a result of underwriting or direct subscription or so long as any liability of the Company arising out of any guarantee furnished by the said participating institutions on behalf of the Company remains outstanding the participating institutions shall have a right to appoint from time to time any person or persons as a Director or Directors, who time or no whole time (which
                                    Director or Directors is/are hereinafter referred to as "Nominee Director/s on the Board of the Company and to remove from such office any person or persons so appointed and to appoint any persons in his or their place/s.

                                    The Company shall have no power to remove from office the Nominee Directors. At the option of the participating financial institutions such nominee Director/s shall not be required to hold any share qualification in the Company. Also at the option of the participating financial institutions such nominee Directors shall not be liable to retirement by rotation of Directors.

                                    Subject as aforesaid, the Nominee Director/s shall be entitled to the same right and privileges and be subject to the same obligations as any other Director of the Company.

                                    The Nominee Director/s so appointed shall hold the said office only so long as any moneys remain owing by the Company to the participating institutions or so long as the participating institutions hold shares in the Company as result of underwriting or direct subscription or the liability of the Company arising out of any Guarantee is outstanding and the Nominee Director/s so appointed in exercise of the said power shall ipso facto vacate such office immediately the moneys owing by the Company to the participating institutions is paid off or on the participating institutions ceasing to hold Debentures/shares in the Company or on the satisfaction of the liability of the Company arising out of any guarantee furnished by the participating institutions.

                                    The Nominee Director/s appointed under this Article shall be entitled to receive all notices of and attend all General Meetings, Board Meetings and of the Meetings of the Committee of which the Nominee Director/s is /are Member/s as also the minutes of such meetings. The participating institutions shall also be entitled to receive all such notices and minutes.

                                    The Company shall pay to the nominee
                                    Director/s sitting fees and expenses which the other Directors of the Company are entitled but if any other fees, commission, moneys or remuneration in any form is payable to the Directors of the Company, the fees, commission, moneys and remuneration in relation to such Nominee Director/s shall accrue to the participating institutions and the same shall accordingly be paid by the Company directly to the participating institutions. Any expenses that may be incurred by the participating institutions or such nominee Director/s in connection with their appointment to Directorship shall also be paid or reimbursed by the Company to the participating institutions or as the case may be to such Nominee Director/s.

                                    Provided that if any Nominee Director/s is an officer of the participating institutions the sitting fees, in relation to such Nominee Director/s shall also accrue to the participating institutions and they shall accordingly be paid by the Company directly to the participating institutions. Provided further that if such Nominee Director/s is an officer of the Reserve Bank of India, the sitting fees in relation to such Nominee Director/s shall also accrue to IDBI and the same shall accordingly be paid by the Company directly to IDBI.

                                    Provided also that in the event of the
                                    Nominee Director/s being appointed as whole time Director/s such Nominee Directors shall exercise such powers and duties as may be approved by the Lenders and have such rights or as are usually exercised or available to whole time Director, in the management of the affairs of the borrower. Such Nominee Directors shall be entitled to receive such remuneration, fees, commission and moneys as may be approved by the Lenders and also by the Central Government under Sections 269, 309/198,310,314 of the Act.

108      Loan to Director etc.      The Company shall observe the restriction
                                    imposed on the matter of grant of loans to Directors and other persons as provided in
                                    Section 295 of the Act.

109      Director may act not       The continuing directors may act not
         withstanding vacancy       withstanding any vacancy in their body but
                                    so that, subject to the provisions of the Act, if the number falls below the minimum above fixed and notwithstanding the absence of a quorum the Directors may act for the purpose of filling up vacancies or for summoning a general meeting of the Company.

110      When office of Director    Subject to Section 283 (2) of the Act, the
         to be vacated              office of a Director shall become vacant if.

                                    a.   he is found to be of unsound mind by a
                                         court of competent jurisdiction; or

                                    b.   he applies to be adjudicated an
                                         insolvent; or

                                    c.   he is adjudged an insolvent; or

                                    d.   he fails to pay any call made on him in
                                         respect of shares of the Company held
                                         by him, whether alone or jointly with
                                         others within six months from the last
                                         date fixed for the payment of the call
                                         unless the Central Government has by
                                         notification in the official gazette
                                         removed the disqualification incurred
                                         by such failure ;or

                                    e.   he (whether by himself or by any person
                                         for his benefit or on his account) or
                                         any firm in which he is a partner or
                                         any private Company of which is a
                                         shareholder or Director, accepts a loan
                                         or any guarantee or security for a
                                         loan, from the Company in contravention
                                         of section 295 of the Act; or

                                    f.   he absents himself from three
                                         consecutive meetings of the Board of
                                         Directors or from all meetings of the
                                         Board for a continuous period of three
                                         months, whichever is longer without
                                         obtaining leave of absence from the
                                         Board; or

                                    g.   he becomes disqualified by any order of
                                         Court (as defined in the Act) under
                                         Section 203 of he Act; or

                                    h.   he is removed in pursuance of Section
                                         284 of the Act; or

                                    i.   he acts in contravention of Section 299
                                         of the Act and by virtue of such
                                         contravention shall vacate office; or

                                    j.   he is convicted by a court of any
                                         offence involving moral turpitude and
                                         sentenced in respect thereof to
                                         imprisonment for not less than six
                                         months; or

                                    k.   he having been appointed a director by
                                         virtue of his holding office or other
                                         employment in the Company, he ceases to
                                         hold such office or other employment in
                                         the Company.

111      Resignation of             Subject to the provisions of the Act a
         Directors                  Director may resign his office at any time
                                    by notice in writing addressed to the
                                    Company or to the board of directors but such resignation shall be effective only when the resignation is accepted at a meeting of the board.

112      Directors may be           A director may become a director of a
         Director of Companies      Company promoted by the Company or in which
         promoted by the Company    it may be interested as a vendor,
                                    shareholder or otherwise, and subject to the provisions of the Act and these Articles, no such Director shall be accountable for benefits received as Director or shareholder of such Company.

113      Rotation of Director       At the Annual General Meeting of the Company
                                    in every year, one third of the Directors for the time being liable to retire by rotation and if their number is not three or a multiple of three then the number nearest thereto shall retire from the office. The
                                    Directors to retire at such Annual General
                                    Meeting shall be the Directors (other than Managing Director or Whole time Director and
                                    /or any other Director or Directors who by virtue of the provision of any agreement referred to in Article 107 are not liable to retire) who shall have been longest in office since their last election. As between Directors who became Directors on the same day those to retire shall (in default of agreement between them) be determined by lot. For the purpose of this Article, a Director appointed to fill a vacancy under the provisions of Article 104 shall be deemed to have been in office since the date on which the Director, in whose place he has been appointed was last elected as a Director.

114      Retiring Director          A retiring Director shall be eligible for
         eligible for reelection    reelection and shall act as a Director
                                    throughout the meeting at which he retires.

                            PROCEEDINGS OF DIRECTORS

115      Meeting of Directors       The Directors shall meet together at least
                                    once in every three months for the despatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. Provided that at least four such meetings shall be held in a year. Notice of every meeting of the Directors shall be given in writing by a Director or such other officer of the Company duly authorised in this behalf to every Director whether within or outside India. Such notice shall be sent at his usual address in India.

115A Subject to the applicable provisions of the Companies Act, 1956 or any other applicable provisions as may be stipulated by the regulatory authorities, the Company shall have powers to hold the meeting of Board and Committees thereof through video conferencing or tele-conferencing.

116      Quorum                     Subject to Section 287 of the Act, the
                                    quorum for a meeting of the Board of
                                    Directors shall be on third of its total strength excluding Directors, if any, whose places may be vacant at the time and any fraction contained in that one-third being rounded off as one, or two Directors, whichever is higher, provided that where at any time the number of interested Directors exceeds or is equal to two-third of the total strength, the number of the remaining
                                    Directors who are not interested present at the meeting being not less than two shall be the quorum during such time.

117      Adjournment of meeting     If a meeting of the Board cannot be held for
         for want of quorum         want of a quorum then the meeting shall
                                    stand adjourned to such day, time and place as the Director or Directors present at that time may fix. Notice of the adjournment of the meeting shall be given to all the Directors in the manner prescribed under
                                    Article 115.

118      Chairman                   The Directors may from time to time, elect
                                    their number to be the Chairman of the Board of Directors and determine the period for which he is to hold office but if no such Chairman is elected, or if at any Meeting of the Board of Directors the Chairman is not present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be the Chairman of such meeting.

119      Who to preside at the      All meetings of the Directors shall be
         meeting of the Board       presided over by the Chairman, if present,
                                    but it at any meeting of the Directors the Chairman be not present, at the time appointed for holding the same in that case, the Directors shall choose one of the Directors then present to preside at the Meeting.

120      Question at Board          Questions arising at any meeting shall be
         Meeting Committee how      decided by a majority of votes, and in case
         decided                    of an equality of votes, the Chairman of the
                                    meeting (whether the Chairman appointed by virtue of these Articles or the Director presiding at such meetings) shall have a second or casting vote.

121      Directors may appoint      Subject to the provisions of Section 292 and
         committees                 other provisions of the Act, he Directors
                                    may delegate any of their powers to
                                    committee consisting of members of their body as they think fit, and they may form time to time, remove and discharge any such committee either wholly or in part, and either as to persons of purpose, but every committee so formed shall, in the exercise of power delegated, conform to any regulations that may from time to time be imposed on it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes of their appointment but not otherwise, shall have the like force and effect as if done by the Board.

122      Meeting of Committee       The meeting and proceeding of any such
         how to be governed         committee shall be governed by the
                                    provisions herein and/or in the Act
                                    contained for regulating the meeting and proceeding of Directors so far as the same are applicable thereto, and are not superseded by any regulation made by the Directors under the last proceeding article.

123      Resolution by              a.   Subject to the provisions of Section
         circulation                     289 and 292 of the Act, resolutions
                                         passed by circulation without a meeting
                                         of the Board or of a committee of the
                                         Board
                                         appointed under Article 121 shall
                                         subject to the provisions of sub-clause
                                         (2) hereof and of the Act be as valid
                                         and effectual as a resolution duly
                                         passed at a meeting of the Directors or
                                         of a committee duly called and held.

                                    b.   A resolution shall be deemed to have
                                         been duly passed by the Board or of a
                                         committee thereof by circulation if the
                                         resolution has been circulated in draft
                                         together with the necessary papers if
                                         any to all the directors or to all the
                                         Members of the committee at their
                                         respective addresses, registered with
                                         the Company and has been approved by a
                                         majority of the Directors Members of
                                         the committee as are entitled to vote,
                                         on the resolution.

124      Acts of Board or           Subject to the provisions of the Act and
         committee valid            these Articles, all acts done by any meeting
         notwithstanding defect     of the Directors or a committee of directors
         in appointment             or by any person acting as a director shall
                                    notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be director.

                         POWER OF THE BOARD OF DIRECTORS

125      General Powers             i.   Subject to the provisions of the Act
                                         the Board shall be entitled to
                                         exercise, all such powers and to do all
                                         such acts and things, as the Company is
                                         authorised to exercise and do in
                                         furtherance of its objects, specified
                                         in the Memorandum of Association for
                                         which the Company is established except
                                         such powers as are required by the Act
                                         or the Memorandum or Articles of
                                         Association of the Company to be
                                         exercised or done by the Company in
                                         General Meeting. In exercising any such
                                         powers or doing any such acts or things
                                         the Board shall be subject to the
                                         provisions contained in the behalf in
                                         the Memorandum or Articles of the
                                         Company or in any regulations not
                                         inconsistent therewith and duly made
                                         thereunder, including regulations made
                                         by the Company in General Meeting.

                                    ii.  No regulation made by the Company in
                                         General Meeting shall invalidate any
                                         prior act of the Board which have been
                                         valid if that regulation had not been
                                         made.

126      Specific powers of the     Without prejudice to the general powers
         Board                      conferred by the preceding Article and
                                    without prejudice to the other powers
                                    conferred by these Articles, but subject to the restrictions contained in the last preceding Article, the Directors shall have following powers, that is to say the power:

         To pay commission and      1.   To pay and charge to the capital
         interest                        account of the Company any commission
                                         or interest lawfully payable under the
                                         provisions of Sections 76 and 208 of
                                         the Act.

         To acquire property        2.   Subject to the provisions of sections
                                         292, 297 and 299 of the Act, to
                                         purchase or otherwise acquire for the
                                         Company any property rights or
                                         privileges which the Company is
                                         authorised or acquire, at or for such
                                         price or consideration and generally on
                                         such terms and conditions as they may
                                         think fit, and in any such purchase or
                                         other acquisition to accept such title
                                         as the Directors may believe or may be
                                         advised to be reasonably satisfactory.

         To pay for property in     3.   At their discretion and subject to
         debentures, etc.,               provisions of the Act to pay for any
                                         property, rights or privileges acquired
                                         by or services rendered to the Company,
                                         either wholly or partially in cash or
                                         in shares, bonds, debentures,
                                         mortgages, or other as fully paid up
                                         and any such bonds, debentures,
                                         mortgages or other securities may be
                                         either specifically charged upon all or
                                         any part of the property of the Company
                                         and its uncalled capital or not so
                                         charged.

         To insure properties       4.   To insure and keep insured against loss
                                         or damage by fire or otherwise for such
                                         period and to such extent as they may
                                         think proper all or any part of the
                                         buildings machinery goods stores
                                         produce and other movable property of
                                         the Company either separately or
                                         jointly; also to insure all or any
                                         potion of the goods produced machinery
                                         and other articles imported or exported
                                         by the Company and to sell, assign,
                                         surrender or discontinue any polices of
                                         assurance effected in pursuance of this
                                         power.

         To open account            5.   To open accounts with any bank or
                                         bankers or with any Company firm or
                                         individual and to pay money into and
                                         draw money from any such account from
                                         time to time as the Directors may think
                                         fit.

         To secure contracts by     6.   To secure the fulfillment of any
         mortgage                        contracts, agreement or engagements
                                         entered into by the Company by mortgage
                                         or charge of all or any of the property
                                         of the Company and its uncalled capital
                                         for the time being or in such manner as
                                         they may think fit.

         To appoint trustees        7.   To appoint any persons or person
                                         (whether incorporated or not) to accept
                                         and hold in trust for the Company any
                                         property belonging to the Company or in
                                         which it is interests, or for any other
                                         purposes and to execute and do all such
                                         acts and things as may be required in
                                         relation to any such trust, and to
                                         provide for the remuneration of such
                                         trustee or trustees.

         To bring and defend        8.   To institute, conduct, defend,
         actions etc.,                   compound, or abandon any legal
                                         proceedings by or against the Company
                                         or its officers or otherwise concerning
                                         the affairs of the Company and also to
                                         compound and allow time for payment or
                                         satisfaction of any debts due or of any
                                         claims or demands by or against the
                                         Company, and to refer any claims or
                                         demands by or against the Company, or
                                         any differences to arbitration and
                                         observe and perform any awards made
                                         thereon.

         To act in matters          9.   To act on behalf of the Company in all
         relating to insolvents          matters relating to bankrupts and,
                                         insolvents.

         To give receipts           10.  To make and give receipts, releases,
                                         and other discharges for money payable
                                         to the Company and for the claims and
                                         demands of the Company.

         To invest moneys           11.  Subject to the provisions of section
                                         292,293 (1), 295,370,372 and 373 of the
                                         Act, to invest and deal with any moneys
                                         of the Company not immediately required
                                         for the purpose thereof, upon such
                                         security (not being shares of this
                                         Company) or without security and in
                                         such manner as they may think fit, and
                                         from time to time to vary or release
                                         such investment. Save as provided in
                                         section 49 of the Act, all investments
                                         shall be made and held in the Company's
                                         own name.

         To give security by way    12.  To execute in the name and on behalf of
         of indemnity                    the Company in favour of the person who
                                         may incur any personal liability
                                         whether as principal or surety for the
                                         benefit of the Company such mortgages
                                         of the Company's property (present and
                                         future) as they think, fit, and any
                                         such mortgage may contain such powers
                                         provisions, covenants and agreements as
                                         shall be agreed upon.

         To authrise signing of     13.  To determine from time to time who
         receipts cheques etc.           shall be entitled to sign, on the
                                         Company's behalf bills, notes,
                                         receipts, acceptances, endorsements,
                                         cheques, dividend warrants, releases,
                                         contracts and documents and to give the
                                         necessary authority for such purpose.

         To give percentages        14   To distribute by way of bonus amongst
                                         the staff of the Company a share or
                                         shares in the profits of the Company
                                         and to give to any officer or other
                                         person employed by the Company a
                                         commission on the profits of any
                                         particular
                                         business or transaction and to charge
                                         such bonus or commission as part of the
                                         working expenses of Company.

         To give gratitudes         15.  To provide for the welfare of the
         etc.,                           Directors or Ex-Directors or the
                                         Employees or Ex-employees of the
                                         Company and the wives, widows and
                                         families or the dependents of
                                         connections of such persons by building
                                         or contributing to the building of
                                         houses, dwellings or chawls or by
                                         grants of money pensions, gratuities,
                                         allowances, bonus or other payments or
                                         by creating and from time to time
                                         subscribing to provident and other
                                         associations, institutions funds to
                                         trusts and by providing or subscribing
                                         or contributing towards places of
                                         instruction and recreation hospital and
                                         dispensaries, medical and other
                                         attendance and other assistance as the
                                         Board of Directors shall think fit; and
                                         to subscribe or contribute or otherwise
                                         to assist or to guarantee money to
                                         charitable benevolent, religious,
                                         scientific educational or other
                                         institutions or objects or for any
                                         exhibition, or for any public general
                                         or useful object.

         To establish reserve       16.  Before recommending any dividend, to
         funds                           set aside out of the profits of the
                                         Company such sums as they may think
                                         proper for depreciation fund, or to an
                                         insurance fund, or as a reserve fund,
                                         or sinking fund or any special fund to
                                         meet contingencies or to repay
                                         debenture stock, or for special
                                         dividends or for equalising dividends
                                         or for repairing, improving extending
                                         and maintaining any of the property of
                                         the Company, and for such other
                                         purposes (including the purpose
                                         referred to in the preceding
                                         sub-article) as the Board of Directors
                                         may, in their absolute discretion,
                                         think conducive to the interest of the
                                         Company, and to invest the several sums
                                         so set aside, or so much thereof as
                                         required to be invested, upon such
                                         investments (other than shares of the
                                         Company) as they may think fit, and
                                         from time to time deal with and think
                                         fit, and from time to time deal with
                                         and vary such investment and dispose of
                                         and apply and expand all or part
                                         thereof for the benefit of the Company,
                                         in such manner and for such purpose as
                                         the Board of Directors in their
                                         absolute discretion think conducive to
                                         the interest of the Company,
                                         notwithstanding that the matters to
                                         which the Board of Directors apply or
                                         upon which they expand the same, or any
                                         part thereof may be matters to or upon
                                         which the capital moneys of the Company
                                         might rightly be applied or expanded
                                         and to divide the Reserve Fund into
                                         such special funds as the Board of
                                         Directors may think fit and to employ
                                         the assets constituting all or any of
                                         the above funds, including the
                                         depreciation fund, in the business of
                                         the Company or in the purchase or
                                         repayment or debentures or debenture
                                         stock and that without being bound to
                                         keep the same separate from the other
                                         assets, and without being bound to pay
                                         interest on the same with power however
                                         to the Board of Directors at their
                                         discretion to pay or allow to the
                                         credit of such funds interest at a rate
                                         as the Board of Directors may think
                                         proper.

         To appoint servants        17.  To appoint and, at their discretion,
                                         remove or suspend such managers,
                                         secretaries, officers, assistants,
                                         supervisors, clerks, agents and
                                         servants for permanent temporary or
                                         special services as they may from time
                                         to time think fit, and to determine
                                         their power and duties and fix their
                                         salaries emoluments or remuneration and
                                         to require security in such instances
                                         and to such amount as they may think
                                         fit. And also without prejudice as
                                         aforesaid from time to time or at any
                                         time provide for the management and
                                         transaction of the affairs of the
                                         Company in any specified locality in
                                         India or elsewhere in such manner as
                                         they think fit, and the provisions
                                         contained in the three next following
                                         clauses, shall be without prejudice to
                                         the general powers conferred by this
                                         cause.

         Local laws                 18.  To comply with the requirements of any
                                         local law which in their opinion it
                                         shall in the interest of the Company be
                                         necessary or expedient to comply with.

         Local Committee            19.  From time to time and any time to
                                         establish any local committee for
                                         managing any of the affairs of the
                                         Company in any specified locality in
                                         India
                                         or elsewhere and to appoint any persons
                                         to be members of such Local Committee
                                         or any managers or agents and to fix
                                         their remuneration.

         Delegation of powers of    20.  Subject to the provisions of Section
         Local Committee etc.,           292 of the Act to delegate to any such
                                         local committee or any member or
                                         members thereof or any managers or
                                         agents so appointed any of the powers
                                         authorities and discretion's for the
                                         time being vested in the Board of
                                         Directors and to authrise the members
                                         for the time being of any such Local
                                         Committee or any of them to fill up any
                                         vacancies therein and act
                                         notwithstanding vacancies and any such
                                         appointment or delegation under clause
                                         19 of this Article may be made on such
                                         terms and subject to such condition as
                                         the Board of Directors may think fit
                                         and the Board of Directors may at any
                                         time remove any person so appointed and
                                         may annual or vary any such delegation.

         Powers of attorneys        21.  At any time and from time to time by
                                         power of Attorney under the seal of the
                                         Company, to appoint any persons to be
                                         the Attorney or Attorneys of the
                                         Company, for such purpose and
                                         discretions and for such periods and
                                         subject to such conditions as the board
                                         of directors may from time to time
                                         think fit.

         May enter into             22.  Subject to the provisions of section
         contracts etc.                  294, 297 and 300 of the Act to enter
                                         into all such negotiations and
                                         contracts and Rescind and vary all such
                                         contracts, and execute and do all such
                                         acts deeds and things in the name and
                                         on behalf of the Company as they may
                                         consider expedient for or in relations
                                         to any or the matters aforesaid or
                                         otherwise for the purpose of the
                                         Company.

         Delegation of powers       23.  Generally subject to the provisions of
                                         the Act and these Articles to delegate
                                         the powers, authorities and dissections
                                         vested in the Directors to any person,
                                         firm Company or fluctuating body or
                                         persons as aforesaid.

                                    24.  From time to time to make, vary and
                                         repeal by laws for the regulations of
                                         the business of the Company its
                                         officers and servants.

                       MANAGING OR WHOLE - TIME DIRECTORS

127      Power to appoint           Subject to the provisions of the Act, the
         managing or whole time     Directors may from time to time appoint one
         Directors                  or more of their body to be Managing
                                    Director or Managing Director (in which
                                    expression shall be included a Joint
                                    Managing Director) or whole-time Director or whole time Directors of the Company for such term not exceeding five years at a time as they may think fit, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their places.

128      What provisions they       Subject to the provisions of the Act and of
         shall be subject to        these articles, a Managing Director or a
                                    whole time Director shall not, while he
                                    continues, to hold that office, be subject to retirement by rotation under these Articles but he shall be subject to the same provision as to resignation and removal as the other Directors of the Company and he shall ipso-facto and immediately cease to be a Managing Director or whole time Director if he ceases to holds the office of Director for any cause provided that if at any time the number of Director (including the Managing Director or whole time Director) who are not subject to retirement by rotation shall exceed one third of total number of Directors for the time being, then such Managing Director or whole time
                                    Director or the whole time Directors, as the, Directors may from time to time select, shall be liable to retirement by rotation in accordance with these Articles to the extent that the Directors not liable to retirement by rotation shall not exceed one-third of the total number of Directors for the time being.

129      Remuneration of            Subject to the provisions of the Act and to
         Managing or whole-time     the approval of the Company in general
         Directors                  meeting the remuneration of a Managing
                                    Director or whole-time Directors shall from time to time be fixed by the Directors, and may be by way of fixed salary, or commission on profits of the Company or by participation in any such profits or by any or all of those modes.

130      Powers and duties of       Subject to the superintendence, control and
         Managing or whole-time     direction o the board of Directors, the day
         directors                  to day management of the Company may be
                                    entrusted to the Director or Directors
                                    appointed under Article 127 with power to the board to distribute such day to day functions among such Directors, if more than one, in any manner as directed by the board.
                                    The board may from time to time, entrust to and confer upon a Managing director or whole-time director of the time being, save as prohibited in the Act, such of the powers exercisable under these presents by the Directors as they may think fit and may confer such power for such time and to be exercised for such objects and purposes and upon such terms and conditions with such restrictions as they think expedient and they may form time to time revoke, withdraw, alter or vary all or any of such powers.

                                MANAGEMENT ABROAD

131      Management abroad          The Directors may make such arrangements as
                                    may be thought fit for the management of the Company's affairs abroad, and may for this purpose (without prejudice to the generality of their powers) appoint local boards, attorneys and agents and fix their remunerations and delegate to them such powers as may be deemed request or expedient. The Company may have for use abroad such official seal as is provided for by section 50 of the Act, such seal shall be affixed by the, authority and in the presence of, and the instruments sealed therewith shall be signed by such persons as the Directors shall from time to time by writing under the seal appoint. The Company may also exercise the powers of keeping foreign Registers as provided by the Act.

                                    THE SEAL

132      The seal, its custody      The Board shall provide a common seal for
         and use                    the purposes of the Company and shall have
                                    power from time to time to destroy the same and substitute a new seal in lieu thereof, and the board shall provide for the safe custody of the seal for the time being and the seal shall never be used except by or under the authority of the Board or committee of Directors.

133      Deeds how executed         Every deed or other instrument to which the
                                    seal of the Company is required to be
                                    affixed shall unless the same is executed by a duly constituted attorney of the Company, be signed by two Directors or a Director and the secretary if any, or the person authorised by the board for the purpose provided nevertheless, that certificates of debentures may be signed by one Director only or by the secretary of the Company or by an attorney of the Company duly authorised in this behalf and certificate of shares shall be signed as provided in article 13.

                                    DIVIDENDS

134      Division of profits        The profits of the Company subject to
                                    special rights if any relating thereto
                                    created or authorised to be created by the Memorandum or these articles, and subject to the provisions of these articles, shall be divisible among the members in proportion to the amount of the capital paid upon the shares held by them respectively. Provided always that subject as aforesaid, any capital paid up on a share during the period in respect of which a dividend is declared shall unless the board otherwise determine only entitle the holder of such share to an apportioned amount such dividend as from the date of payment.

135      Dividends in proportion    The Company may pay dividends in proportion
         to                         to the amount paid up or credited as paid up
                                    on some shares than on others, subject to the provisions of sections 91 and 92 of the Act.

136      Company in General         1.   The Company in general meeting may
         Meeting may declare a           declare a dividend to be paid to the
         dividend                        members according to their rights and
                                         interest in the profits and subject to
                                         the provisions of the Ac, may fix the
                                         time for payment when a dividend has
                                         been so declared the warrant in respect
                                         thereof shall be posted within forty
                                         two days from the date of declaration
                                         to the shareholders entitled to the
                                         payment of the same.

                                    2.   No large dividend shall be declared
                                         than is recommended by the directors,
                                         but the Company in Annual general
                                         meeting may declare a smaller dividend.
                                         Subject to the provisions of the Act
                                         and in particular section 205 thereof,
                                         no dividend shall be payable except out
                                         of the profit of the year or any other
                                         undistributed profits of the Company
                                         and the declaration of the directors as
                                         to the amount of the net profits of the
                                         Company shall be conclusive.

                                    3.   No dividend shall carry interest as
                                         against the Company.

137      Interim dividend           Subject to the provisions of the Act, the
                                    Directors may from time to time pay the
                                    members on account of the current year such interim dividends as in their judgment the position of the Company justifies.

138      No member to receive       No members shall be entitled to receive
         dividend whilst            payment of any interest or dividend in
         indebted to the Company    respect of his share or shares, whilst any
         and Company's right to     money may be presently due or owing from him
         reimbursement thereon      to the Company in respect of such share or
                                    shares or otherwise however, either alone or jointly with any other person or persons;
                                    and the Directors may without prejudice to any other right or remedy of the Company deduct from the interest or dividend payable to any member all sums of money so due from him to the Company.

139      Unclaimed dividend         Where a dividend has been declared by the
                                    Company but has not been paid, or the
                                    warrant in respect thereof has not been
                                    posted within forty two days from the date of the declaration, to any shareholder entitled to the payment of the dividends, the Company shall, within seven days from the date of expiry of the said of forty two days, transfer the total amount of dividend which remains unpaid into the special, account to be opened by the Company in that behalf in any scheduled bank to be called
                                    "Unpaid Dividend Account', and all the other provisions of Section 205A of the Act in respect of such unpaid dividend or any part thereof shall be applicable, observed, performed and complied with and that there shall be no forfeiture of unclaimed dividends.

140      Transfer of share must     A transfer of shares shall not pass the
         be registered              right to any dividend declared thereon
                                    before the registration of transfer.

141      Dividends how remitted     Unless otherwise directed by any member any
                                    dividend may be paid by cheque or warrant sent through the post to the registered address of member or person entitled or in case of joint holders to one of them first named in Register of Members in respect of the joint holding or to such person and to such address as the member or joint holder may in writing direct. The Company shall not be liable for any cheque or warrant lost transmission or for any dividend lost to the member or person entitled thereof, by the forged endorsement of a cheque or warrant or the fraudulent recovery thereof by any other means.

142      Dividend and call          Any general meeting declaring a dividend may
         together                   make a call on the members for such amount
                                    as the meeting fixed, but so that the call on each member shall not exceed dividend payable to him and so, that the call be made payable at the same time as the dividend, and that the dividend may, if so arranged between the Company and the members be set off against the calls.


143      Special power in           No dividend shall be payable except in cash,
         relation to satisfaction   provided that nothing in this article shall
         of dividends               be deemed to prohibit the capitalisation of
                                    profits or reserves of the Company for the purpose of issuing fully paid up bonus shares or paying up any amount for the time being unpaid on any shares held by the members of the Company.

                                 CAPITALISATION

144      Capitalisation             1.  Any General Meeting may resolve that any
                                        amount standing to the credit of the
                                        Share Premium Account or the Capital
                                        Redemption Reserve Account or any
                                        moneys, investments or other assets
                                        forming part of the undivided profits
                                        (including profits or surplus moneys
                                        arising from the realisation) of any
                                        capital assets of the Company standing
                                        to the credit of the general reserve or
                                        any other fund of the Company or in the
                                        hands of the Company and available for
                                        dividend may be capitalised. Any such
                                        amount (excepting the amount standing to the credit of the Share Premium Account and / or the Capital Redemption Reserve
                                        Account) may be capitalized.

                                    a.  by the issue and distribution as fully
                                        paid shares or

                                    b.  by crediting the shares of the Company
                                        which may have been issued and are not
                                        fully paid up, with the whole or any
                                        part of the sum, remaining unpaid
                                        thereon. Provided that any Share Premium
                                        Account and Capital Redemption Reserve
                                        Account may be applied in:

                                        i.    Paying up unissued shares of the
                                              Company to be issued the members
                                              of the Company as fully paid bonus
                                              shares

                                        ii.   in writing off the preliminary
                                              expenses of the Company.

                                        iii.  in writing off the expenses of the
                                              commission paid or discount
                                              allowed on any issue of shares of
                                              the Company; or

                                        iv.   in providing for the premium
                                              payable on the redemption of any
                                              redeemable preference shares of
                                              the Company.

                                    2.  Such issue and distribution under
                                        sub-clause (1) (a) above and such
                                        payment to the credit of unpaid share
                                        capital under sub-clause (1) (b) above
                                        shall be made to, amongst or in favour
                                        of the members entitled thereto and in
                                        accordance with their respective rights
                                        and interests and in proportion to the
                                        amount of capital paid up on the shares
                                        held by them respectively in respect of
                                        which such distribution under
                                        such-clause (1) (a) or payment under
                                        sub-clause (1) (b) above shall be made
                                        on the footing that such members become
                                        entitled thereto as capital.

                                    3.  The Directors shall give effect to any
                                        such resolution and apply such portion
                                        of the profit, General Reserve Fund or
                                        any other fund or account as aforesaid
                                        as may be required for the purpose of
                                        making payment in full for the shares,
                                        of the Company so distributed under
                                        sub-article (1) (a) above or (as the
                                        case may be) for the purpose of paying,
                                        in whole or in part, amount remaining
                                        unpaid on the paid up capital under
                                        sub-article (1)(a) above provided that
                                        no such distribution or payment shall be made unless recommended by the Directors and if so recommended such distribution and payment shall be accepted by such members as aforesaid in full satisfaction of their interest in the capitalised sum.

                                    4.  For the purpose of giving effect to any
                                        such resolution the directors may settle any difficulty which may arise in regard to the distribution or payment as foresaid as they think expedient and in particular they may issue fractional certificates and fix the value for distributions of any specific assets and may determine that cash payment be made to any members on the footing of the value so fixed and that fraction of less value than Rs. 1/- may be disregarded in order to adjust the right of all parities and may vest any such, cash, shares in trustee upon such trust for the persons entitled thereto as may seem expedient to the Directors and generally may make such shares, and fractional certificates or otherwise as they may think fit.

                                    5. Subject to the provisions of the Act and these Articles in case where some of the shares of the Company are fully paid and others are partly paid only, such capitalisation may be effected by distribution of further shares in respect of the fully paid shares, and/or by crediting the partly paid shares with the whole or part of the unpaid liability thereon but so that between the holders of the fully paid shares, and the partly paid shares the sum so applied in payment of such further shares and in the extinguishing or diminishing of the liability on the partly paid shares shall be applied prorata in proportion to the amount then already paid or credited as paid on the existing fully paid and partly paid shares respectively.

         Power to sell fractional   6.  If and whenever shares become held by
         certificate                    any member in fraction the Directors may
                                        subject to the provisions of the Act and these Articles sell these shares which members hold in fractions for the best price reasonably obtainable and shall pay and distribute to and amongst the members entitled to such shares in due proportion to the net proceeds thereof.
                                        For the purpose of giving effect to such sale the Directors may authorise any persons to transfer the shares be sold to the purchaser thereof comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceeding in reference to the sale.

                                    ACCOUNTS

145.     Books of accounts to be    The Company shall keep proper books of
         kept                       accounts as required by the Act in
                                    particular under Section 209 thereof.


146.     Inspection by members      The Directors shall, from time to time
                                    determine whether and to what extent and at what places and under what conditions or regulation the accounts, books and documents of the Company or any of them, shall be open to the inspection of the members, and no member (not being a director) shall have any right of inspecting any accounts, books or documents of the Company except as conferred by the statute or authorised by the Directors or by a resolution of the Company in General Meeting.

147.     Statement of accounts      The Board of directors shall lay before each
         to be furnished to         Annual General Meeting a duly authenticated
         general meeting            Balance Sheet and Profit and Loss Account
                                    along with its report made up in accordance with the provisions of Article 150.

148.     Authentication of          1.  Save as provided by clause (2) every
         Balance Sheet and              Balance Sheet and every Profit and Loss
         Profit and Loss                Account of the Company shall be signed
         Account                        on behalf of the Board of Directors by
                                        its Secretary, if any, and by not less
                                        than two Directors of the Company, one
                                        of who shall be the Managing Director,
                                        if there is or are any.

                                    2.  The Balance Sheet and the Profit and
                                        Loss Account shall be approved by the
                                        Board of Directors before they are
                                        signed on behalf of the Board in
                                        Accordance with the provision of this
                                        Article and before they are submitted to Auditors for their report thereon.

149.     Profit and Loss            The Profit and Loss Account shall be annexed
         Account to be annexed      to the Balance Sheet and Auditor's Report
         Auditors reports to be     (including the Auditor's separate, special
         attached to the Balance    or supplementary report, if any) shall be
         Sheet                      attached thereto.

150.     Board's report to be       Every Balance sheet laid before the Company
         attached to Balance        in Annual General Meeting shall, have
         Sheet                      attached to it a Report by the Board of
                                    Directors in accordance with the provisions of Section 217 of the Act.

151.     Accounts when audited      Every Balance sheet and Profit and Loss
         and approved to be         Account of the Company when audited and
         conclusive                 adopted by an Annual General Meeting shall
                                    be conclusive.

                                      AUDIT

152.     Accounts to be audited     Every Balance Sheet and Profit and Loss
                                    Account shall be audited by one or more
                                    auditors to be appointed as hereinafter
                                    mentioned.

153.     Audit                      a.  Once at least in very year, the accounts
                                        of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by the auditor or auditors of the Company.

         Appointment and            b.  The Company at each annual general
         remuneration of                meeting shall appoint an auditor or
                                        auditors to hold office until the
                                        conclusion of the next annual general
                                        meeting and their appointment
                                        remuneration rights and duties shall be
                                        regulated by Sections 224 to 227 of the
                                        Act.

         Audit of the account       c.  Where the Company has a branch office
         of branch of the Company       the Provision of Section 228 of the Act
                                        shall apply.

         Right of auditors to       d.  All notices or there other
         attend general meeting         communications relating to any General
                                        Meeting of the Company which any member
                                        of the Company is entitled to have sent
                                        to him shall also be forwarded to the
                                        auditors of the Company and the auditors shall be entitled to attend any General
                                        Meeting and to be heard at any general
                                        meeting which they attend on any part of the business which concerns them as auditors.

                                    e.  The Auditor's report shall be read
                                        before the Company in Annual General
                                        Meeting and shall be open to inspection
                                        by any member of the Company.

                       DOCUMENTS AND SERVICE OF DOCUMENTS

154.     How documents to be        A document (which expression of this purpose
         sent to members            shall be deemed to include and shall include
                                    any summon, notice, requisition, to or in the winding up of the Company) may be served or sent by the Company on or to any member in the manner prescribed by section 53 of the Act.

155.     Persons becoming           Every person, who by operation of law,
         entitled of shares         transfer or by other means whatsoever,
         bounds by documents        shall become entitled to any share, shall be
         served to previous         bound by every document in respect of such
         person                     shares which, previously to his name and
                                    address being entered on the register shall have been duly served on or sent to the person from whom he derives his title to share.

156.     Notice on Company          All notices to be given on the part of
                                    members shall be left at or sent by
                                    registered post or under certificate of
                                    posting to the registered office of the
                                    Company.

157. Any notice to be given by the Company shall be signed by such director or secretary or officer as the board may appoint. the signature or any notice to be given by the Company may be written or printed or lithographed or be affixed by any other mechanical means.

                           AUTHENTICATION OF DOCUMENTS

158.     Authentication of          save as otherwise expressly provided in the
         documents and              act or these articles, a document or
         proceedings                proceeding requiring authentication by the
                                    Company may be signed by a director, or
                                    secretary or an authorised officer of the Company and need not be under its seal.


159.     Reconstruction             On any sale of the undertaking of the
                                    Company the Directors or Liquidator on a winding up may, if authorised by a special resolution, accept fully paid or partly, paid up shares, debentures or securities of any other Company, whether incorporated in India or not, either then existing or to be formed for the purchase in whole or in part of the property of the Company. The liquidates (in winding up) may distribute such shares or securities, or any other property of the Company amongst the contributories without realisation or vest the same in trustees for them and may if authorised by Special Resolution provide for the distribution or appropriation of the Cash, shares, or other securities benefits or property otherwise than in accordance with the strict legal rights of the contribution of the Company, and for the valuation of any of such securities or property at such price and in such manner as the meeting may approve, and the contributories shall be bound to accept and shall be bound by any valuation or distribution so authorised and waive all rights in relation thereto, save such statutory rights (if any) under the Act .as are incapable of being varied or excluded by these presents

                                   WINDING UP

160.     Distribution of assets     If the Company shall be wound up, and the
                                    assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up capital such assets be distributed so that as nearly as may be the losses shall be by the members in proportion to the capital paid up, or which ought to have been paid up (other than the amount of calls paid in advance), at the commencement of the winding up, on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up, or which ought to have been paid on the shares held by them respectively. But this article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions:

161.     Distribution in specie     1.  If the Company shall be wound up, the
         and kind                       liquidator may, with the sanction of a
                                        Special Resolution of the Company and
                                        any other sanction required by the Act,
                                        divide amongst the members, inspecie or
                                        kind, the whole or any part of the
                                        assets of the Company, whether it shall
                                        consist of property, of the same kind or not.

                                    2.  For the purpose aforesaid, the
                                        Liquidator may set such value as he
                                        deems fair upon any property to be
                                        divided as aforesaid and may determine
                                        how such

                                        division shall be carried out as between the members or different classes or members.

                                    3.  The Liquidator may with the like
                                        sanction, vest the whole or any part of
                                        such assets in trustees upon such trusts for the benefits of the contributors as the Liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares, or other securities whereon there is any liability.

162      Secrecy Clause             The Members shall not be entitled do visit
                                    or inspect the Company's works without the permission of the Board or Manager or Secretary or to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process' which may relate to the conduct of the business of the Company and which in the opinion of the Board, it will be inexpedient in the interest of the Company to communicate to the public.

                          INDEMNITY AND RESPONSIBILITY

163      Director and other         a.  Subject to the provisions of Section 210
         officers right or              of the Act, every Director, Secretary
         indemnity                      and other officer or employee of the
                                        Company shall be indemnified by the
                                        Company against and it shall be the duty of directors to pay out of the Company all costs, losses and expenses
                                        (including travelling expenses) which
                                        any such director, secretary or officer
                                        or employee may incur or become liable
                                        to be reason of any contract entered
                                        into or act or deed done by him as such
                                        director, secretary or officer or
                                        employee or in any way in the discharge
                                        of duties.

                                    b.  Subject to as aforesaid every director,
                                        secretary or other officer or employee
                                        of the Company shall be indemnified
                                        against any liability incurred by them
                                        in defending any proceeding whether
                                        civil or criminal in which judgment is
                                        given in their or his favour or in which he is acquitted or in connection with any application under Section 633 of the Act, in which relief is given to him by the court.

164      Directors and Officers     Subject to the provisions of Section 201 of
         not responsible for        the Act, no Director other officer of the
         act of others              Company shall be liable for the acts,
                                    receipts, neglects, or defaults of any
                                    Director or officers or for joining in any receipt or other act of conformity, or for any loss or expenses happening to the Company through insufficiency or deficiency of title of any property acquired by order of the Directors for or on behalf of the Company or for insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising form the bankruptcy, insolvency or tortuous acts of any person Company body corporate or corporation with whom any money securities or effect shall be entrusted or deposited, or for any other loss or damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto unless the same happens through his willful misconduct or neglect or dishonesty.

We the several persons whose names, addresses and description are subscribed hereto are desirous of being formed into a Company in pursuance of the Articles of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

S.NO.    NAME, ADDRESSES, DESCRIPTIONS       SIGNATURE OF      NAME, ADDRESS, DESCRIPTION
            AND OCCUPATIONS OF THE           SUBSCRIBERS       OCCUPATION AND SIGNATURE OF
                  SUBSCRIBERS                                  WITNESS.
 1.      Dr. KALLAM ANJI REDDY
         S/o. Venkata Reddy                     Sd/-
         6/3/347/6, Dwarakapuri Colony,
         Hyderabad - 500 004.

         Occ: Industrialist

 2.      KALLAM SAMRAJYAM                                                G.S.S. SRINIVAS
         W/o. Anji Reddy                        Sd/-                  Chartered Accountant
         6/3/347/6, Dwarakapuri Colony,                                  S/o. Sri. G.
         Hyderabad - 500 004.                                           Balakrishna Rao
                                                                     5-2-422, Hyderbasti,
         Occ: Housewife                                              R.P Road, Secunderabad.


Place: Hyderabad

Date : 4th February 1984.